As filed with the Securities and Exchange Commission on August 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELL INTERNATIONAL L.L.C.

EMC CORPORATION

(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF REGISTRANT GUARANTORS

Delaware Massachusetts	3571 3571	81-3562797 04-2680009
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Dell Way

Round Rock, Texas 78682

(800) 289-3355

176 South Street

Hopkinton, Massachusetts 01748

(508) 435-1000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Richard J. Rothberg, Esq.

General Counsel and Secretary

Dell Technologies Inc.

One Dell Way

Round Rock, Texas 78682

(800) 289-3355

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Hui Lin

Jessica Asrat

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B).  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Dell Inc.	Delaware	74-2487834	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Dell Technologies Inc.	Delaware	80-0890963	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Denali Intermediate Inc.	Delaware	38-3897772	3571	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355

The information in this prospectus is not complete and may be changed. We may not issue the exchange notes in the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2023

PRELIMINARY PROSPECTUS

DELL INTERNATIONAL L.L.C.

EMC CORPORATION

Exchange Offer for

Up to $962,390,000 of 3.375% Senior Notes due 2041

Up to $1,094,877,000 of 3.450% Senior Notes due 2051

Offer for (i) outstanding unregistered 3.375% Senior Notes due 2041 (144A CUSIP No. 24703D BE0 and Regulation S CUSIP No. U24724 AQ6) (the “old 2041 notes”) of the Issuers in the aggregate principal amount of $962,390,000 in exchange for up to $962,390,000 of 3.375% Senior Notes due 2041 (the “2041 exchange notes”), which have been registered under the Securities Act and (ii) outstanding unregistered 3.450% Senior Notes due 2051 (144A CUSIP No. 24703D BG5 and Regulation S CUSIP No. U24724 AR4) (the “old 2051 notes” and, together with the old 2041 notes, the “outstanding notes”) of the Issuers in the aggregate principal amount of $1,094,877,000 in exchange for up to $1,094,877,000 of 3.450% Senior Notes due 2051 (the “2051 exchange notes” and, together with the 2041 exchange notes, the “exchange notes” and, the exchange notes together with the outstanding notes, the “notes”), which have been registered under the Securities Act.

The exchange notes will be the senior unsecured obligation of the Issuers and will be guaranteed on a full and unconditional, joint and several basis by Dell Technologies Inc., Denali Intermediate Inc. and Dell Inc. Such guarantees will rank equal in right of payment with all existing and future senior indebtedness of such guarantors, including our revolving credit facility and our existing notes, and senior in right of payment to all future subordinated indebtedness of such guarantors. The exchange notes will not be guaranteed by any of the Issuers’ subsidiaries and the exchange notes and related guarantees thereof will be structurally subordinated to all of the existing and future indebtedness and other liabilities of any existing and future subsidiaries of the Issuers. See “Description of the Exchange Notes—Note Guarantees.”

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable exchange notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•

The exchange offer expires at 5:00 p.m., New York City time, on                 , 2023, which is the 21st business day after the date of this prospectus, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of the outstanding notes for the exchange notes in the exchange offer will not constitute a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should carefully consider the “Risk Factors” beginning on page 15 of this prospectus before participating in the exchange offer.

Each broker dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market making activities or other trading activities.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus. This prospectus may be used only for the purposes for which it has been published and we do not take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in or incorporated by reference in this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

This prospectus incorporates by reference important business and financial information about us from documents filed with the SEC that have not been included herein or delivered herewith. Information incorporated by reference is available without charge at the website that the SEC maintains at http:// www.sec.gov, as well as from other sources. See “Where You Can Find More Information.” In addition, you may request a copy of such document, at no cost, by writing or calling us at the following address or telephone number: Dell Technologies Inc., One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, Tel: (512) 728-7800. In order to receive timely delivery of those materials, you must make your requests no later than five business days before expiration of the applicable exchange offer, or                 , 2023, the present expiration of the exchange offer.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “may,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. All statements by us regarding our expected financial position, revenues, cash flows and other operating results, business strategy, legal proceedings and similar matters are forward-looking statements. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks, including the risks discussed in “Part I—Item 1A—Risk Factors” in our Annual Report (the “Annual Report”) on Form 10-K for the fiscal year ended February 3, 2023 and Quarterly Report (the “Quarterly Report”) on Form 10-Q for the fiscal quarter ended May 5, 2023, in this prospectus and in our other periodic and current reports filed with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement after the date as of which such statement was made, whether to reflect changes in circumstances or our expectations, the occurrence of unanticipated events, or otherwise.

These statements regarding future events or our future performance or results inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. The risks, contingencies and other uncertainties that could cause our business and actual results of operations, financial condition and prospects to differ materially from our expectations include, but are not limited to:

•	adverse global economic conditions and instability in financial markets, including due to the ongoing conflict in Ukraine and public health issues such as to the outbreak of COVID-19;

•	competitive pressures;

•	our reliance on third-party suppliers for products and components, including reliance on single-source or limited-resource suppliers;

•	our ability to achieve favorable pricing from our vendors;

•	our ability to achieve the intended benefits of our continuing strategic relationship with VMware, Inc. (individually and together with its consolidated subsidiaries, “VMware”);

•	execution of our growth, business and acquisition strategies;

•	our ability to manage solutions and products and services transitions in an effective manner;

•	our ability to deliver high-quality products and services;

•	infrastructure disruptions, cyber-attacks or other data security breaches;

•	the success of our strategic initiatives;

•	our foreign operations and ability to generate substantial non-U.S. net revenue;

•	product, service, customer, and geographic sales mix and seasonal sales trends;

•	the performance of our sales channel partners;

•	access to the capital markets by us or our customers;

•	any impairments to our goodwill or tangible assets;

•	weak economic conditions and additional regulation;

•	counterparty default risks;

•	the loss of any services contracts with our customers, including government contracts, and our ability to perform such contracts at our estimated costs;

•	our ability to develop and protect our proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms;

•	disruptions to our information technology and manufacturing infrastructure;

•	our ability to hedge effectively our exposure to fluctuations in foreign currency exchange rates and interest rates;

•	expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters;

•	declines in fair value or impairment of portfolio investments;

•	unfavorable results of legal proceedings;

•	increased environmental, social and governance considerations and expectations;

•	compliance requirements of changing environmental and safety laws, human rights laws and other laws;

•	the effect of natural disasters, terrorism, armed hostilities and public health issues;

•	our level of indebtedness;

•	the impact of global climate change and legal, regulatory, or market measures to address climate change; and

•	other factors discussed under “Risk Factors” and elsewhere included in or incorporated by reference into this prospectus.

Because of these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our expectations change or if new events, circumstances or information arises, and investors should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus, except as may be required under applicable federal securities law.

TRADEMARKS AND SERVICE MARKS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Certain trademarks and/or trade names are subject to registrations or applications to register with the United States Patent and Trademark Office or the equivalent in certain foreign jurisdictions, while others are not subject to registration but protected by common law rights. These registered and unregistered marks include our corporate names, logos and website names used herein. Each trademark, service mark or trade name by any other company appearing in this prospectus belongs to its owner.

Solely for convenience, trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensors to these trademarks, service marks or trade names. We do not intend our use or display of other parties’ trademarks, service marks or trade names to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, those other parties.

INDUSTRY AND MARKET DATA

This prospectus and the documents incorporated by reference herein include information with respect to market share and other industry-related and statistical information, which are based on information from independent industry organizations and other third-party sources. We also have derived some industry and market information from our internal analysis based upon data available from such independent and third-party sources and our internal research. We believe such information to be accurate as of their respective dates. However, this information is subject to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, our internal research is based upon our understanding of industry conditions, and such information has not been verified by any independent sources. We cannot guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus. Such information also involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Forward-Looking Statements.”

In this prospectus, references to “share” and “industry share,” unless otherwise indicated, are based on revenue, except with respect to PC units, which are based on number of units sold.

BASIS OF PRESENTATION

This prospectus includes and incorporates by reference the historical financial statements and other financial data of Dell Technologies, which will guarantee the exchange notes offered hereby. Dell International and EMC, the co-issuers of the exchange notes offered hereby, are each a direct wholly-owned subsidiary of Dell. No separate financial information has been provided in this prospectus for Dell International or EMC.

On November 1, 2021, Dell Technologies completed its spin-off of VMware by means of a special stock dividend (the “Spin-off”). The Spin-off was effectuated pursuant to a Separation and Distribution Agreement, dated as of April 14, 2021, between Dell Technologies and VMware. See note 1 to the audited consolidated financial statements included in Dell Technologies’ Annual Report and note 1 to the unaudited condensed consolidated financial statements included in Dell Technologies’ Quarterly Report incorporated by reference herein for more information about the Spin-off and other recent events impacting Dell Technologies’ presentation of historical financial information.

In addition, pursuant to the Commercial Framework Agreement between Dell Technologies and VMware, Dell Technologies continues to act as a distributor of VMware’s standalone products and services and purchase such products and services for resale to customers. Dell Technologies also continues to integrate VMware’s products and services with Dell Technologies’ offerings and sell them to customers. The results of such operations are presented as continuing operations within the Company’s condensed consolidated statements of income for all periods presented. In accordance with applicable accounting guidance, the results of VMware, excluding Dell Technologies’ resale of VMware offerings, are presented as discontinued operations in the condensed consolidated statements of income and, as such, have been excluded from both continuing operations and segment results for all periods presented prior to the completion of the Spin-off. The condensed consolidated statements of cash flows are presented on a consolidated basis for both continuing operations and discontinued operations. See note 3 to the audited consolidated financial statements included in Dell Technologies’ Annual Report incorporated by reference herein for more information about discontinued operations.

Unless otherwise indicated or as the context otherwise requires, a reference in this prospectus to:

•	the “Code” refers to the Internal Revenue Code of 1986, as amended;

•

the “Company,” “Dell Technologies,” “we,” “our” or “us” refers to Dell Technologies Inc., a Delaware corporation, or, as the context requires, to Dell Technologies Inc. and its consolidated subsidiaries;

•	“Dell” refers to Dell Inc., a Delaware corporation and wholly-owned subsidiary of Dell Technologies, or, as the context requires, to Dell Inc. and its consolidated subsidiaries;

•

“Dell-EMC notes” refers, collectively, to the 4.000% Senior Notes due 2024, the 5.850% Senior Notes due 2025, the 6.020% Senior Notes due 2026, the 4.900% Senior Notes due 2026, the 6.100% Senior Notes due 2027, the 5.250% Senior Notes due 2028, the 5.300% Senior Notes due 2029, the 6.200% Senior Notes due 2030, the 5.750% Senior Notes due 2033, the 8.100% Senior Notes due 2036, the old 2041 notes, the 8.350% Senior Notes due 2046, and the old 2051 notes co-issued by Dell International and EMC, which are guaranteed by Dell Technologies, Denali Intermediate and Dell. Following our achievement of an investment grade rating, all of the collateral previously securing the Dell-EMC notes outstanding as of that date were released and the Dell-EMC notes are currently unsecured obligations;

•

“Dell Inc. notes and debentures” refers, collectively, to the 7.10% senior debentures due 2028, 6.50% senior notes due 2038 and 5.40% senior notes due 2040 issued by Dell, which are not guaranteed by any subsidiary or parent entity of Dell;

•

“Dell International” refers to Dell International L.L.C., a Delaware limited liability company and wholly-owned subsidiary of Dell Technologies, or, as the context requires, to Dell International L.L.C. and its consolidated subsidiaries;

•

“Denali Intermediate” refers to Denali Intermediate Inc., a Delaware corporation and wholly-owned subsidiary of Dell Technologies, or, as the context requires, to Denali Intermediate Inc. and its consolidated subsidiaries;

•	“DFS” refers to Dell Financial Services;

•

“DFS allocated debt” refers to the allocated portion of our debt that is used to fund the DFS business, approximated by applying a 7:1 debt-to-equity ratio to our financing receivables balance and equipment under our DFS operating leases, net. The debt-to-equity ratio is based on the underlying credit quality of the assets;

•

“DFS Debt” primarily represents debt from DFS’ receivables, securitization and structured financing programs, the majority of which is non-recourse to Dell Technologies. As of May 5, 2023, approximately $10,157 billion of DFS debt was outstanding;

•	“EMC” refers to EMC Corporation, a Massachusetts corporation and wholly-owned subsidiary of Dell Technologies, or, as the context requires, to EMC Corporation and its consolidated subsidiaries;

•	“EMC merger transaction” refers to our acquisition by merger of EMC on September 7, 2016;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“existing notes” refers, collectively, to the Dell-EMC notes and the Dell Inc. notes and debentures;

•	“GAAP” refers to accounting principles generally accepted in the United States of America;

•	“going-private transaction” refers to the acquisition of Dell by Dell Technologies on October 29, 2013;

•	“guarantee” refers to the guarantees in respect of the notes as described in “Description of the Exchange Notes—Note Guarantees” in this prospectus;

•	“guarantors” refer to the guarantors of the notes. See “Description of the Exchange Notes—Note Guarantees”;

•	“Issuers” refers to Dell International and EMC and not to any of their subsidiaries;

•	“NYSE” refers to the New York Stock Exchange;

•	“revolving credit facility” refers to our $6 billion unsecured revolving credit facility entered into on November 1, 2021, as amended, and as in effect from time to time; and

•	“Securities Act” refers to the Securities Act of 1933, as amended.

v

Dell Technologies’ fiscal year is the 52- or 53-week period ending on the Friday nearest January 31. We refer to our fiscal year ending February 2, 2024, our fiscal year ended February 3, 2023, our fiscal year ended January 28, 2022, and our fiscal year ended January 29, 2021 as “Fiscal 2024,” “Fiscal 2023,” “Fiscal 2022” and “Fiscal 2021” respectively. Fiscal 2024 includes 52 weeks. Fiscal 2023 included 53 weeks. Fiscal 2022 and Fiscal 2021 included 52 weeks.

Numerical figures included in or incorporated by reference into this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not represent arithmetic aggregations of the figures that precede them.

PROSPECTUS SUMMARY

This summary highlights information appearing elsewhere in and incorporated by reference in this prospectus and may not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the information set forth under the heading “Risk Factors,” and our consolidated financial statements and related notes, which are incorporated by reference herein, before participating in the exchange offer.

Overview of Dell Technologies

Dell Technologies helps organizations build their digital futures and individuals transform how they work, live, and play. We provide customers with one of the industry’s broadest and most innovative solutions portfolio for the data era, including both traditional infrastructure and extending to multi-cloud environments. Our differentiated and holistic information technology (“IT”) solutions benefit our results and enable us to capture revenue growth as customer spending priorities evolve.

Dell Technologies’ integrated solutions help customers modernize their IT infrastructure, manage and operate in a multi-cloud world, address workforce transformation, and provide critical solutions that keep people and organizations connected. We are helping customers accelerate their digital transformations to improve and strengthen business and workforce productivity. With our extensive portfolio and our commitment to innovation, we offer secure, integrated solutions that extend from the edge to the core to the cloud, and we are at the forefront of software-defined and cloud native infrastructure solutions.

Dell Technologies operates globally, supported by a world-class organization across key functional areas, including technology and product development, marketing, sales, financial services, and services. We have a number of durable competitive advantages that provide a critical foundation for our success. Our go-to-market engine includes an extensive sales force and a global network of channel partners. We employ full-time service and support professionals and maintain approximately vendor-managed service centers. We also manage a world-class supply chain at significant scale.

We further strengthen customer relationships through our financing offerings provided by DFS and our flexible consumption models, including utility, subscription, and as-a-Service models, which we continue to expand under Dell APEX. These offerings enable our customers to pay over time and provide them with financial flexibility to meet their changing technological requirements.

Our vision is to become the most essential technology company for the data era. We help customers address their evolving IT needs and their broader digital transformation objectives as they embrace today’s multi-cloud world. We intend to execute our vision by focusing on two strategic priorities:

•	grow and modernize our core offerings in the markets in which we predominantly compete; and

•	pursue attractive new growth opportunities such as edge computing, Telecom, data management, and as-a-Service consumption models.

We believe we are well-positioned in the data and multi-cloud era and that our results will continue to benefit from our durable competitive advantages. We intend to continue to execute our business model and position our company for long-term success while balancing liquidity, profitability, and growth and keeping our purpose at the forefront of our decision-making: to create technologies that drive human progress.

The IT industry is rapidly evolving with demand for simpler, more agile solutions as companies leverage multiple clouds across their increasingly complex IT environments. To meet our customer needs, we continue to invest in research and development, sales, and other key areas of our business to deliver superior products and solutions capabilities and to drive long-term sustainable growth.

Overview of Dell International, EMC, Denali Intermediate and Dell

Each of Dell International and EMC is a direct wholly-owned subsidiary of Dell and an indirect wholly-owned consolidated subsidiary of Dell Technologies. Denali Intermediate is a direct wholly-owned consolidated subsidiary of Dell Technologies. Additionally, Dell is a direct wholly-owned subsidiary of Denali Intermediate and an indirect wholly-owned consolidated subsidiary of Dell Technologies. Dell International, EMC, Denali Intermediate and Dell are holding companies that directly or indirectly hold all of the operating subsidiaries of Dell Technologies.

Dell International is the parent of DFS, which, along with its affiliates, supports our businesses by offering and arranging various financing options and services for our customers primarily in North America, Europe, Australia, and New Zealand.

Recent Developments

Debt Tender Offer

In June 2023, we made offers to purchase 6.020% Senior Notes due 2026, 4.900% Senior Notes due 2026, 4.000% Senior Notes due 2024, 5.850% Senior Notes due 2025 and 6.100% Senior Notes due 2027 for cash, subject to an aggregate tender cap of $1,000,000,000 principal amount, as well as the other terms contained in the offers (the “Debt Tender Offer”). Pursuant to the offers, on July 5, 2023, we purchased and retired $999,994,000 aggregate principal amount of 6.020% Senior Notes due 2026. No 4.900% Senior Notes due 2026, 4.000% Senior Notes due 2024, 5.850% Senior Notes due 2025 and 6.100% Senior Notes due 2027 tendered were accepted.

Bond Repurchases

Between May 5, 2023 and August 8, 2023, we repurchased $37.6 million aggregate principal amount of old 2041 notes and $105.1 million aggregate principal amount of old 2051 notes, in each case, on the open market for an aggregate $142.7 million (collectively, the “2041 and 2051 Bond Repurchases”).

Ownership and Corporate Structure

The following chart illustrates the ownership and corporate structure of Dell Technologies and its subsidiaries and the outstanding debt of such entities as of May 5, 2023:

*

The outstanding notes are, and the exchange notes offered hereby will be, fully and unconditionally guaranteed on a joint and several basis by Dell Technologies, Denali Intermediate and Dell. All obligations under the revolving credit facility and Dell-EMC notes are fully and unconditionally guaranteed by Dell Technologies, Denali Intermediate and Dell.

**

None of the Issuers’ subsidiaries or their respective subsidiaries guarantee the revolving credit facility, the outstanding notes or the existing notes, and none of such subsidiaries will guarantee the exchange notes offered hereby.

(1)

Represents the aggregate principal amount of 7.10% senior debentures due 2028, 6.50% senior notes due 2038 and 5.40% senior notes due 2040, which were issued by Dell prior to the going-private transaction.

(2)	We had $6 billion of available borrowings under the revolving credit facility (without giving effect to an immaterial amount of letters of credit outstanding).
(3)

Represents the aggregate principal amount of Dell-EMC notes. In addition, (i) on July 5, 2023, we purchased and retired $999,994,000 aggregate principal amount of 6.020% Senior Notes due 2026 in the Debt Tender Offer; and (ii) between May 5, 2023 and August 8, 2023, we repurchased $37.6 million aggregate principal amount of old 2041 notes and $105.1 million aggregate principal amount of old 2051 notes in the 2041 and 2051 Bond Repurchases. Such repurchases are not reflected in the above chart.

(4)

Represents non-guarantors’ outstanding borrowings under DFS Debt. As of May 5, 2023, we and our subsidiaries had approximately $10,146 million-equivalent of available borrowings thereunder, all of which will be structurally senior to the exchange notes. The majority of DFS Debt is non-recourse to Dell Technologies and represents borrowings under securitization programs and structured financing programs, for which our risk of loss is limited to transferred lease and loan payments and associated equipment, and the credit holders under these programs have no recourse to Dell Technologies. Dell provides an unsecured guarantee of the obligations under an aggregate $1.4 billion amount of DFS Debt. Does not reflect outstanding borrowings of approximately $11.0 million of the Issuers and the guarantors under DFS Debt.

Corporate Information

Dell Technologies (under the name Denali Holding Inc.) was incorporated in the State of Delaware in 2013 in connection with the going-private transaction in October 2013 pursuant to which the public stockholders of Dell received cash for their shares of Dell common stock. Denali Holding Inc. changed its name to Dell Technologies Inc. on August 25, 2016. Our global corporate headquarters is located at One Dell Way, Round Rock, Texas 78682. Our telephone number is (512) 728-7800. Our website is www.delltechnologies.com and the Investors page of our website is https://investors.delltechnologies.com. Information contained or linked on our website is not incorporated by reference into this prospectus and is not a part of this prospectus.

Dell International (under the name New Dell International LLC) was incorporated in the State of Delaware in 2016 in connection with the EMC merger transaction. New Dell International LLC changed its name to Dell International L.L.C. on September 8, 2016. Dell and Denali Intermediate were incorporated in the State of Delaware in 1987 and 2013, respectively. The principal address of Dell International, Denali Intermediate and Dell is One Dell Way, Round Rock, Texas 78682.

EMC was incorporated in Massachusetts in 1979. EMC’s corporate headquarters are located at 176 South Street, Hopkinton, Massachusetts 01748. EMC’s telephone number is (508) 435-1000. EMC maintains a website at www.emccorporation.com. Information contained or linked on EMC’s website is not incorporated by reference into this prospectus and is not a part of this prospectus.

The Exchange Offer

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus for a more detailed description of the notes.

General	On December 13, 2021, the Issuers completed a private offering of the old 2041 notes and the old 2051 notes, and in connection therewith, the Issuers and the guarantors entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to complete the exchange offer within two years after such issue date. You are entitled to exchange in the exchange offer your outstanding notes for the exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	the additional interest provision of the registration rights agreement is no longer applicable.

The Exchange Offer	The Issuers are offering to exchange: (i) up to $962,390,000 aggregate principal amount of 3.375% Senior Notes due 2041 and (ii) up to $1,094,877,000 aggregate principal amount of 3.450% Senior Notes due 2051, each of which has been registered under the Securities Act, for a like amount of outstanding notes.

You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000, in excess thereof.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Issuers believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2023, which is the 21st business day after the date of this prospectus, unless extended by the Issuers. The Issuers do not currently intend to extend the expiration date.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•

tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes; cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. The Issuers will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest at the rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding notes. The interest on the 2041 exchange notes and the 2051 exchange notes will be payable semi-annually on June 15 and December 15 of each year. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which the Issuers may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program for transfer of book- entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuers and the guarantors will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture; however, as a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuers and the guarantors will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that the outstanding notes are tendered and accepted in the exchange offer, the trading market for the remaining outstanding notes that are not so tendered and exchanged could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuers and the guarantors do not currently anticipate that they will register the outstanding notes under the Securities Act.

Certain U.S. Federal Income Tax Considerations	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	The Issuers will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent” of this prospectus.

Summary Historical Consolidated Financial Data

The following tables present Dell Technologies’ summary historical consolidated financial data as of the dates and for the periods indicated. The summary consolidated balance sheet data as of February 3, 2023 and January 28, 2022 and the summary consolidated results of operations and cash flow data for Fiscal 2023, Fiscal 2022 and Fiscal 2021 have been derived from Dell Technologies’ audited consolidated financial statements included in Dell Technologies’ Annual Report for Fiscal 2023 and incorporated by reference into this prospectus. The summary consolidated balance sheet data as of May 5, 2023 and the summary consolidated results of operations and cash flow data for the three months ended May 5, 2023 and April 29, 2022 have been derived from Dell Technologies’ unaudited condensed consolidated financial statements included in Dell Technologies’ Quarterly Report for the three months ended May 5, 2023 and incorporated by reference into this prospectus. In the opinion of management, all adjustments, including those of a normal recurring nature, considered necessary for a fair presentation in accordance with GAAP have been included in our unaudited condensed consolidated financial statements for the three months ended May 5, 2023 and April 29, 2022.

The summary historical consolidated financial data presented below are not necessarily indicative of the results to be expected for any future period.

The summary historical consolidated financial data presented below should be read in conjunction with Dell Technologies’ consolidated financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Dell Technologies’ Annual Report for Fiscal 2023 and Quarterly Report for the three months ended May 5, 2023, which are incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Unless otherwise indicated, the summary historical consolidated financial data presented below do not give effect to the exchange offer, the Debt Tender Offer and the 2041 and 2051 Bond Repurchases.

	Historical
	Fiscal Year Ended			Three Months Ended
	February 3, 2023	January 28, 2022	January 29, 2021	May 5, 2023	April 29, 2022
	(in millions)			(in millions)
Results of Operations and Cash Flow Data:
Net revenue	$102,301	$101,197	$86,670	$20,922	$26,116
Gross margin	$22,686	$21,891	$20,140	$5,018	$5,784
Operating expense	$16,915	$17,232	$16,455	$3,949	$4,234
Operating income	$5,771	$4,659	$3,685	$1,069	$1,550
Net income from continuing operations before income taxes	$3,225	$5,923	$2,346	$705	$1,213
Net income from continuing operations	$2,422	$4,942	$2,245	$578	$1,069
Cash flows from operating activities (a)	$3,565	$10,307	$11,407	$1,777	$(269)

	Historical
	As of		As of
	February 3, 2023	January 28, 2022	May 5, 2023
	(in millions)		(in millions)
Balance Sheet Data:
Cash and cash equivalents	$8,607	$9,477	$7,631
Total assets	$89,611	$92,735	$84,094
Short-term debt	$6,573	$5,823	$5,470
Long-term debt	$23,015	$21,131	$22,962
Total stockholders’ equity (deficit)	$(3,025)	$(1,580)	$(2,924)
Other Key Metrics:
Total debt, principal amount	$29,867	$27,235	$28,695
Core debt (b)	$18,056	$16,119	$17,229
DFS allocated debt (c)	$(1,196)	$(1,133)	$(973)
Net total debt (d)	$21,260	$17,758	$21,064

(a)	Cash flows from operating activities for periods prior to the Spin-off are presented on a consolidated basis for both continuing operations and discontinued operations.
(b)	Core debt refers to the total principal amount of our debt, less DFS related debt and other debt.
(c)	We approximate the amount of our DFS allocated debt by applying a 7:1 debt to equity ratio to our financing receivables balance and equipment under our DFS operating leases, net.
(d)	Net total debt represents total debt, principal amount, less cash and cash equivalents.

The Exchange Notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued. The following summary is not intended to be a complete description of the terms of the exchange notes. For a more detailed description of the exchange notes, see “Description of the Exchange Notes” in this prospectus.

Issuers	Dell International L.L.C., a Delaware limited liability company, and EMC Corporation, a Massachusetts corporation.

Notes Offered	Up to $962,390,000 aggregate principal amount of 3.375% Senior Notes due 2041.

Up to $1,094,877,000 aggregate principal amount of 3.450% Senior Notes due 2051.

Maturity Dates	The 2041 exchange notes will mature on December 15, 2041, unless earlier redeemed or repurchased.

The 2051 exchange notes will mature on December 15, 2051, unless earlier redeemed or repurchased.

Interest	Interest on the 2041 exchange notes and the 2051 exchange notes will accrue at a rate of 3.375% and 3.450% per annum, respectively, payable semi-annually in arrears on June 15 and December 15.

Ranking of the Exchange Notes	The exchange notes will be the Issuers’ senior unsecured obligations and will:

•	rank senior in right of payment to any future subordinated indebtedness of the Issuers;

•	rank equally in right of payment with all existing and future senior indebtedness of the Issuers, including the revolving credit facility and the existing notes;

•

be structurally senior to all existing and future indebtedness and other liabilities of any person that is a direct or indirect parent of the Issuers that is not guaranteed by the Issuers, including the Dell Inc. notes and debentures; and

•

be structurally subordinated to all existing and future indebtedness and other liabilities of subsidiaries of the Issuers, consisting mainly of DFS Debt, other than indebtedness and liabilities owed to one of the Issuers or guarantors.

Guarantees	The exchange notes will be fully and unconditionally guaranteed, jointly and severally, by Dell Technologies, Denali Intermediate and Dell. The notes will not be guaranteed by any of the Issuers’ subsidiaries.

Ranking of the Guarantees	Each guarantee of the exchange notes by a guarantor will be a senior unsecured obligation of such guarantor and will:

•	rank senior in right of payment to all existing and future subordinated indebtedness of such guarantor;

•	rank equally in right of payment with all existing and future senior indebtedness of such guarantor, including guarantees of obligations under the revolving credit facility and the existing notes;

•

be structurally senior to all existing and future indebtedness and other liabilities of any person that is a direct or indirect parent of such guarantor that is not guaranteed by the guarantor, including the Dell Inc. notes and debentures; and

•

be structurally subordinated to all existing and future indebtedness and other liabilities of subsidiaries of such guarantor, consisting mainly of DFS Debt, other than indebtedness and liabilities owed to one of the Issuers or guarantors.

Optional Redemption	We may redeem some or all of (i) the 2041 exchange notes at any time prior to June 15, 2041 (the date six months prior to the maturity date of the 2041 exchange notes) and (ii) the 2051 exchange notes at any time prior to June 15, 2051 (the date six months prior to the maturity date of the 2051 exchange notes), in each case, at a price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole” premium, as described in this prospectus.

On or after (i) June 15, 2041 (the date six months prior to the maturity date of the 2041 exchange notes), in the case of the 2041 exchange notes and (ii) June 15, 2051 (the date six months prior to the maturity date of the 2051 exchange notes), in the case of the 2051 exchange notes, we may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

Change of Control Offers	If a Change of Control Triggering Event (as defined in “Description of the Exchange Notes”) occurs, we must offer to repurchase the exchange notes at a redemption price equal to 101% of the principal amount thereof plus any accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Exchange Notes—Change of Control Triggering Event” and “Risk Factors—Risks Related to our Indebtedness and the Exchange Notes—We may not be able to finance a change of control offer as required by the indenture that governs the exchange notes offered hereby.”

Certain Covenants	The exchange notes will be governed by the same indenture under which the outstanding notes were issued. The indenture governing the exchange notes contain covenants that, among other things, limit the ability of the Issuers and their respective restricted subsidiaries to:

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their respective assets; and

•	enter into sale and leaseback transactions.

These covenants are subject to a number of important exceptions and qualifications. See “Description of the Exchange Notes—Certain Covenants.”

No Prior Market	The exchange notes will generally be freely transferable but will be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. See “Risk Factors—Risks Related to the Exchange Offer—Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”

Governing Law	The exchange notes will be governed by the laws of the State of New York.

Risk Factors	You should carefully consider all information in this prospectus prior to exchanging your outstanding notes. In particular, you should evaluate the specific risks described in the section entitled “Risk Factors” in this prospectus before participating in the exchange offer.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in or incorporated by reference in this prospectus, including those risk factors discussed in Dell Technologies’ Annual Report and Quarterly Report, before participating in the exchange offer. The risks and uncertainties described below are not the only risks facing us and your investment in the exchange notes. Additional risks and uncertainties that we are unaware of, or those we currently deem less significant, also may become important factors that affect us. The following risks could materially and adversely affect our business, financial condition, results of operations or liquidity. The value of the exchange notes could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the remaining principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes not exchanged in the exchange offer due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

The exchange notes are a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated quotation system. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	changes in the overall market for securities similar to the exchange notes;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the exchange notes;

•	the interest of securities dealers in making a market for the exchange notes;

•	the conditions of the financial markets; and

•	prevailing interest rates.

The market, if any, for the exchange notes may face disruptions that may adversely affect the prices at which you may sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to the Exchange Notes

The exchange notes will be structurally subordinated to the debt and other liabilities of our subsidiaries (other than the Issuers), and your right to receive payments on the exchange notes could be adversely affected if any of such subsidiaries declares bankruptcy, liquidates or reorganizes.

Our obligations under the exchange notes are structurally subordinated to the debt and other liabilities of our subsidiaries (other than the Issuers), who will not guarantee the exchange notes. Holders of the exchange notes will not have any claim as a creditor against our subsidiaries (other than the Issuers). In the event that any of such subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of their debt and their trade creditors will generally be entitled to payment on their claims from the assets of those subsidiaries before any of those assets are made available to us. Consequently, your claims in respect of the exchange notes or guarantees will be structurally subordinated to all of the liabilities of such subsidiaries. As of May 5, 2023, our non-guarantor subsidiaries (excluding the Issuers) had $62.9 billion of total liabilities (excluding intercompany liabilities), all of which were structurally senior to the exchange notes and the guarantees.

If any guarantee is released, no holder of the exchange notes will have a claim as a creditor against any entity that is no longer a guarantor of the exchange notes, and the indebtedness and other liabilitires, including trade payables and preferred stock, if any, whether secured or unsecured, of such entity will be effectively senior to the claim of any holders of the exchange notes. See “Description of the Exchange Notes—Note Guarantees—Release of Note Guarantees.”

The terms of the indenture that governs the exchange notes provides only limited protection against significant corporate events that could adversely impact your investment in the exchange notes.

While the indenture that governs the exchange notes contain terms intended to provide protection to noteholders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the exchange notes. For example, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture that governs the exchange notes, constitute a “change of control” that would require us to repurchase the exchange notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the exchange notes. See “Description of the Exchange Notes—Change of Control Triggering Event.”

In addition, the indenture that governs the exchange notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur unsecured indebtedness;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the exchange notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the exchange notes; or

•	limit our ability to sell, merge or consolidate any of our subsidiaries.

As a result of the foregoing, when evaluating the terms of the exchange notes, you should be aware that the terms of the indenture that governs the exchange notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the exchange notes.

We may not have sufficient cash flows from operating activities to service our indebtedness and meet our other cash needs and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. Our ability to generate cash will be subject to general economic, financial, competitive, legislative, regulatory and other factors, some of which are beyond our control. Our future cash flow, cash on hand or available borrowings may not be sufficient to meet our obligations and commitments. If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness (including the exchange notes), selling material assets or operations or seeking to raise additional debt or equity capital. These actions may not be effected on a timely basis or on satisfactory terms or at all, or these actions may not enable us to continue to satisfy our capital requirements. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debts. See “Description of the Exchange Notes.”

In addition, we conduct substantially all of our operations through our subsidiaries, none of which (other than the Issuers) will be obligors under the exchange notes. Accordingly, repayment of our indebtedness, including the exchange notes, will be dependent in part on the generation of cash flow by our subsidiaries and their ability to make such cash available to us or the Issuers, by dividend, debt repayment or otherwise. Unless they are guarantors of the exchange notes or our other indebtedness, the subsidiaries will not have any obligation to pay amounts due on the exchange notes or our other indebtedness, as applicable, or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us or the Issuers to make payments in respect of our indebtedness, including the exchange notes. Each subsidiary is a distinct legal entity, and under certain circumstances legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we and the Issuers do not receive distributions from our subsidiaries, we may be unable to make the required principal and interest payments on our indebtedness, including the exchange notes.

If we cannot make scheduled payments on our debt, we will be in default, and as a result, holders of the exchange notes and certain of our other indebtedness could declare all outstanding principal and interest to be due and payable, the lenders under our revolving credit facility could terminate their commitments to loan money and we could be forced into bankruptcy or liquidation, in each case, which could result in your losing all or a portion of your investment in the exchange notes.

We and our subsidiaries are not restricted from incurring significant additional debt, including significant secured debt.

We and our subsidiaries may be able to incur substantial additional indebtedness, including significant additional secured indebtedness, in the future. The indentures that govern the existing notes and the exchange notes and the credit agreement that governs our revolving credit facility, do not restrict our ability to incur additional unsecured debt, except that the credit agreement contains a quarterly covenant to maintain a consolidated interest coverage ratio of at least 3.0 to 1.0. In addition, while the credit agreement restricts liens on the assets of Dell Inc. and its restricted subsidiaries to secure indebtedness (subject to certain exceptions described therein), the indentures that govern the existing notes and the exchange notes allow us to grant liens on our assets (other than Principal Properties, as described in “Description of the Exchange Notes”) without ratably securing the exchange notes. Under certain circumstances, the amount of secured and unsecured indebtedness that we may incur while remaining in compliance with these restrictions could be substantial.

We may not be able to finance a change of control offer as required by the indenture that governs the exchange notes offered hereby.

Under the indenture that governs the exchange notes offered hereby, upon the occurrence of a Change of Control Triggering Event, we will be required to offer to repurchase all of the exchange notes then outstanding at 101% of the principal amount of the exchange notes (or such higher amount as the Issuers may determine), plus any accrued and unpaid interest, if any, to, but not including, the repurchase date. We may not be able to repurchase the exchange notes upon a Change of Control Triggering Event because we may not have sufficient financial resources to purchase all of the exchange notes that would be tendered upon a Change of Control Triggering Event. Our failure to repurchase the exchange notes upon a Change of Control Triggering Event would cause an event of default under the indenture that governs the exchange notes offered hereby and a cross-default under the revolving credit facility. The credit agreement governing our revolving credit facility also provides that a change of control triggering event (as described therein) is an event of default that permits lenders to terminate their commitments and accelerate the maturity of borrowings thereunder. Any of our future debt arrangements may contain similar provisions. We cannot assure you that we will have the financial resources available or that we will be permitted by our debt instruments to fulfill these obligations upon the occurrence of a Change of Control Triggering Event in the future. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the exchange notes may be limited by law. In order to avoid the obligations to repurchase the exchange notes and to avoid events of default, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture that governs the exchange notes, constitute a “change of control” that would require us to repurchase the exchange notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the exchange notes. See “Description of the Exchange Notes—Change of Control Triggering Event.”

Holders of the exchange notes may not be able to determine when a change of control giving rise to their right to have the exchange notes repurchased has occurred following a sale of “substantially all” of our assets.

One of the circumstances under which a change of control may occur is upon the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of exchange notes to require us to repurchase its exchange notes as a result of a sale of less than all our assets to another person may be uncertain.

Ratings of the exchange notes and other factors may affect the market price and marketability of the exchange notes.

We currently expect that, upon issuance, the exchange notes will be rated by Moody’s, S&P and Fitch. Such ratings will be limited in scope, and will not address all material risks relating to an investment in the exchange notes, but rather will reflect only the view of each rating agency at the time it issues the rating. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with the Offering or in connection with future events, such as future acquisitions. Holders of the exchange notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the exchange notes. In addition, the condition of the financial markets, prevailing interest rates, and other factors have fluctuated in the past and are likely to fluctuate in the future, which may adversely affect the market price or marketability of the exchange notes.

We cannot assure you that an active trading market will develop for the exchange notes.

There is no public market for the exchange notes, and there can be no assurance that any such market will develop. We do not intend to list the exchange notes on any national securities exchange. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all. If a market were to develop, the exchange notes might not trade at favorable prices depending on many factors, including prevailing interest rates, general economic conditions and our financial condition, performance and prospects.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of May 5, 2023. You should read this table in conjunction with “Prospectus Summary—Summary Historical Financial Data” included elsewhere in this prospectus, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus as well as our audited consolidated financial statements and related notes thereto that are also incorporated by reference in this prospectus from our Quarterly Report for the three months ended May 5, 2023.

As of May 5, 2023
(in millions)
Cash and cash equivalents	$7,631
Debt (1):
Revolving credit facility	$—
Existing notes (2)	18,202
DFS Debt (3)	10,157
Other debt	336
Total debt, principal amount	28,695
Unamortized discounts, net of unamortized premium	(121)
Debt issuance costs	(142)
Total debt, carrying value	28,432
Total Dell Technologies Inc. stockholders’ equity (deficit)	$(3,023)

Total capitalization	$25,409

(1)

For a more complete description of our indebtedness and the related defined terms, see “Summary—Ownership and Corporate Structure” included elsewhere in this prospectus and our audited consolidated financial statements and notes thereto incorporated by reference herein.

(2)

Represents the aggregate principal amount of Dell Inc. notes and debentures and Dell-EMC notes. In addition, (i) on July 5, 2023, we purchased and retired $999,994,000 aggregate principal amount of 6.020% Senior Notes due 2026 in the Debt Tender Offer; and (ii) between May 5, 2023 and August 8, 2023, we repurchased $37.6 million aggregate principal amount of old 2041 notes and $105.1 million aggregate principal amount of old 2051 notes in the 2041 and 2051 Bond Repurchases.

(3)	DFS Debt primarily represents debt from DFS’ receivables, securitization and structured financing programs, the majority of which is non-recourse to Dell Technologies.

DESCRIPTION OF THE EXCHANGE NOTES

The Issuers issued $1,000,000,000 aggregate principal amount of 3.375% Senior Notes due 2041 (the “Old 2041 Notes”) and $1,250,000,000 aggregate principal amount of 3.450% Senior Notes due 2051 (the “Old 2051 Notes”), pursuant to an indenture, dated as of December 13, 2021 (as has been amended, supplemented or modified from time to time, the “Indenture”), among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). For purposes of this Description of the Exchange Notes, “Outstanding Notes” means, collectively, the Old 2041 Notes and the Old 2051 Notes. The Outstanding Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The Issuers are offering to exchange any and all of the Old 2041 Notes and Old 2051 Notes for notes of the same series registered under the Securities Act (the Old 2041 Notes to be exchanged, the “2041 Exchange Notes” and the Old 2051 Notes to be exchanged, the “2051 Exchange Notes” and together with the 2041 Exchange Notes, the “Exchange Notes”). The terms (except for the issue date and first interest payment date) of each series of Exchange Notes to be issued in the exchange offer for the Outstanding Notes are substantially identical to the Outstanding Notes of such series, except that the transfer restrictions, registration rights and additional interest provision relating to the Outstanding Notes will not apply to the Exchange Notes. The terms of each series of the Exchange Notes will include the terms stated in the Indenture and, upon the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the terms made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of certain provisions of the Indenture and the Notes, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the Notes, including the definitions therein of certain terms used below. We urge you to read each of these documents because they, not this description, define your rights as Holders. You may request copies of these agreements at the address of Parent set forth under the heading “Prospectus Summary—Corporate Information.”

Certain terms used in this description are defined under the heading “Certain Definitions.” In this section of the Prospectus, references to (i) the “Notes” are to the Outstanding Notes, together with the Exchange Notes offered hereby that are to be exchanged for Outstanding Notes, (ii) the “2041 Notes” are to the Old 2041 Notes, together with the 2041 Exchange Notes offered hereby that are to be exchanged for Old 2041 Notes, and (iii) the “2051 Notes” are to the Old 2051 Notes, together with the 2051 Exchange Notes offered hereby that are to be exchanged for Old 2045 Notes. References to the “Issuers” are to Dell International and EMC, the co-issuers of the Notes offered hereby, and not any of their Subsidiaries.

Brief Description of the Notes

The Outstanding Notes are, and the Exchange Notes will be:

•	senior unsecured obligations of the Issuers;

•	senior in right of payment to any future subordinated indebtedness of the Issuers;

•	pari passu in right of payment with all existing and future senior indebtedness of the Issuers, including the revolving credit facility and the existing notes;

•

structurally senior to all existing and future indebtedness and other liabilities of any Person that is a direct or indirect parent of the Issuers that is not guaranteed by the Issuers, including the Dell Inc. notes and debentures; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of the Issuers, other than indebtedness and liabilities owed to one of the Issuers or Guarantors.

Note Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the Notes and the Indenture, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture.

The Guarantors are Parent, Denali Intermediate and Dell. The Notes are not guaranteed by any Subsidiaries of the Issuers. The Note Guarantee of each Guarantor of Outstanding Notes is, and the Note Guarantee of each Guarantor of Exchange Notes will be:

•	a senior unsecured obligation of such Guarantor;

•	senior in right of payment to all existing and future subordinated indebtedness of such Guarantor;

•	pari passu in right of payment with all existing and future senior indebtedness of such Guarantor, including guarantees of the Obligations under the revolving credit facility and the existing notes;

•	structurally senior to the Dell Inc. notes and debentures; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of the Issuers, other than indebtedness and liabilities owed to one of the Issuers or Guarantors.

Release of Note Guarantees

Each Note Guarantee of a series of Notes by a Guarantor provides by its terms that its Obligations under the Indenture with respect to such series and such Note Guarantee shall be automatically and unconditionally released and discharged upon the Issuers exercising the legal defeasance option or covenant defeasance option with respect to such series as described under “Legal Defeasance and Covenant Defeasance” or the Issuers’ obligations under the Indenture with respect to such series being discharged in accordance with the terms of the Indenture.

Paying Agent and Registrar for the Notes

The Issuers maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

The Issuers also maintain a registrar. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitates transfer of Notes on behalf of the Issuers.

The Issuers may change the paying agents or the registrars without prior notice to the Holders. Parent or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes and fees required by law and due on transfer. The Issuers are not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Alternate Offer, an Asset Sale Offer, an Advance Offer or other tender offer. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder will be treated as the owner of the Note for all purposes.

Principal and Maturity

The Issuers issued the Old 2041 Notes initially with an aggregate principal amount of $1,000,000,000 and the Old 2051 Notes initially with an aggregate principal amount of $1,250,000,000. The 2041 Notes will mature on December 15, 2041 and the 2051 Notes will mature on December 15, 2051. The Issuers may issue additional Notes of a series from time to time after this offering under the Indenture (“Additional Notes”). Any Additional Notes of such series subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase; provided that if any Additional Notes of a series are not fungible with the Notes of such series for U.S. federal income tax purposes, such Additional Notes of such series will have a separate CUSIP number and ISIN from the Notes of such series. Unless the context requires otherwise, references to “Notes” of a series for all purposes of the Indenture, the Note Guarantees and this “Description of the Exchange Notes” include any Additional Notes of such series that are actually issued.

Interest

Interest on the Old 2041 Notes accrues, and interest on the 2041 Exchange Notes will accrue, at the rate of 3.375% per annum and is, and will be, payable in cash semi-annually in arrears on June 15 and December 15 of each year, to the Holders of record as of the close of business (if applicable) on the immediately preceding June 1 and December 1 (whether or not a Business Day). Interest on the Old 2051 Notes accrues, and interest on the 2051 Exchange Notes will accrue, at the rate of 3.450% per annum and is, and will be, payable in cash semi-annually in arrears on June 15 and December 15 of each year, to the Holders of record as of the close of business (if applicable) on the immediately preceding June 1 and December 1 (whether or not a Business Day). Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Paying Agent maintained for such purpose as described under “Paying Agent and Registrar for the Notes” or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made in accordance with DTC’s applicable procedures. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose. If any interest payment date, the maturity date or any earlier required repurchase or redemption date falls on a day that is a Legal Holiday, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

Each of the 2041 Notes and the 2051 Notes constitute a separate series of notes for purposes of the Indenture. The Outstanding Notes were, and the Exchange Notes will be, issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Optional Redemption

Redemption Price

Prior to June 15, 2041, in the case of the 2041 Notes (six months prior to the maturity date of the 2041 Notes (the “2041 Notes par call date”)) and June 15, 2051, in the case of the 2051 Notes (six months prior to the maturity date of the 2051 Notes (the “2051 Notes par call date” and, together with the 2041 Notes par call date, are each referred to as a “par call date”)), the 2041 Notes and the 2051 Notes will be redeemable, at any time in whole or from time to time in part, at the Issuers’ option, at a redemption price at any time equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) that would be due if such series of Notes matured on the relevant par call date, discounted to the date of redemption for such Notes on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points (in the case of the 2041 Notes) and 30 basis points (in the case of the 2051 Notes); plus, in each case, accrued and unpaid interest thereon to the date of redemption.

Notwithstanding the foregoing, installments of interest on the Notes to be redeemed that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date according to such Notes and the Indenture.

In addition, at any time and from time to time on or after the 2041 Notes par call date, in the case of the 2041 Notes and on or after the 2051 Notes par call date, in the case of the 2051 Notes, such Notes will be redeemable, in whole or in part at any time, at the Issuers’ option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on such Notes to the redemption date.

For purposes of the optional redemption provisions of the Notes, the following terms have the meanings indicated below:

“Comparable Treasury Issue” means, with respect to any series of Notes, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes of such series to be redeemed (assuming for this purpose, that the Notes to be redeemed mature on the applicable par call date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of such series.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means each Reference Treasury Dealer appointed by the Issuers.

“Reference Treasury Dealer” means (i) Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (or their respective affiliates that are Primary Treasury Dealers); provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Issuers will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Issuers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

The Trustee shall have no obligation to determine the redemption price or to verify the calculation of the redemption price.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. In addition, other than as required under “Change of Control Triggering Event,” the Issuers are not required to offer to repurchase or redeem or otherwise modify the terms of any of the Notes upon a change in control of, or other events involving, Parent or any of its Subsidiaries which may adversely affect the creditworthiness of the Notes. The Issuers and their Affiliates may at any time and from time to time acquire the Notes by means other than a redemption, whether pursuant to a tender offer, purchases in the open market, in privately negotiated transactions or otherwise.

Change of Control Triggering Event

The Notes provide that if a Change of Control Triggering Event occurs with respect to a series of Notes, unless, prior to or concurrently with the time the Issuers are required to make a Change of Control Offer, the Issuers have mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the outstanding Notes of such series as described under “Optional Redemption” or “Satisfaction and Discharge,” the Issuers will make an offer to purchase all of the Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof (or such higher amount as the Issuers may determine (any Change of Control Offer at a higher amount, an “Alternate Offer”)) (such price, the “Change of Control Payment”) plus accrued and unpaid interest, if any, to, but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1)

that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Triggering Event,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2)

the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”); provided, that the Change of Control Payment Date may be delayed, in the Issuers’ discretion, until such time (including more than 60 days after the date such notice is sent) as any or all such conditions referred to in clause (7) below shall be satisfied or waived;

(3)	that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)

that unless the Issuers default in the payment of the Change of Control Payment plus accrued and unpaid interest on all properly tendered Notes, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)

that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or otherwise in accordance with the procedures of DTC, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)

that if less than all of such Holder’s Notes are tendered for purchase, such Holder will be issued new Notes (or, in the case of global notes, such Notes shall be reduced by such amount of Notes that the Holder has tendered) and such new Notes will be equal in aggregate principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof);

(7)

if such notice is sent prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event or such other conditions specified therein and shall describe each such condition, and, if applicable, shall state that, in the Issuers’ discretion (including more than 60 days after the notice is mailed or delivered), the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or that such purchase may not occur and such notice may be rescinded in the event that the Issuers reasonably believe that any or all such conditions (including the occurrence of the Change of Control Triggering Event) will not be satisfied or waived by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(8)	the other instructions, as determined by the Issuers, consistent with this covenant, that a Holder must follow.

While the Notes of a series are in global form and the Issuers make an offer to purchase all of the Notes of such series pursuant to the Change of Control Offer, a Holder of such series of Notes may exercise its option to elect for the purchase of the Notes of such series through the facilities of DTC, subject to its rules and regulations.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent permitted by law,

(1)	accept for payment all Notes issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, plus accrued and unpaid interest thereon, and

(3)

deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

The revolving credit facility provides, and any future credit agreements or other agreements relating to indebtedness to which the Issuers (or any of their Affiliates) become parties may provide, that certain change of control events with respect to the Issuers would constitute an event of default thereunder. If Parent experiences a change of control that triggers an event of default under the revolving credit facility and/or any Indebtedness governed by such other agreements, we could seek a waiver of such event of default or seek to refinance the revolving credit facility and/or such other agreements. In the event we do not obtain such a waiver or refinance the revolving credit facility and/or such other agreements, such event of default could result in amounts outstanding under the revolving credit facility and/or such other agreements being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Exchange Notes—We may not be able to finance a change of control offer as required by the indenture that governs the exchange notes offered hereby.”

The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make it more difficult or discourage a sale or takeover of Parent, and, thus, the removal of incumbent management. The

Change of Control Triggering Event purchase feature is a result of negotiations between the initial purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

The Issuers will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event or such other conditions specified therein, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

With respect to the Notes of any series, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of such series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such series that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the Change of Control Payment (excluding any early tender premium or similar premium and any accrued and unpaid interest to any Holder in such Change of Control Payment) in respect of the Second Change of Control Payment Date, including, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Second Change of Control Payment Date, subject to the right of Holders of record of Notes of such series on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Second Change of Control Payment Date.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holders. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Parent and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

The provisions of the Indenture relating to the Issuers’ obligation to make a Change of Control Offer with respect to the Notes of any series upon a Change of Control Triggering Event may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding. A Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the Indenture, the Notes and/or the Note Guarantees so long as the tender of Notes by a Holder is not conditioned upon the delivery of consents by such Holder. In addition, the Issuers or any third party approved in writing by the Issuers that is making the Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) may increase or decrease the Change of Control Payment (or decline to pay any early tender or similar premium) being offered to Holders at any time in its sole discretion, so long as the Change of Control Payment is at least equal to 101% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest thereon.

Selection and Notice

With respect to any partial redemption or purchase of Notes of a series made pursuant to the Indenture, selection of the Notes of such series for redemption or purchase will be made by the Trustee by lot; provided that if the Notes are represented by global notes, interests in the Notes shall be selected for redemption or purchase by DTC in accordance with its standard procedures therefor; provided, further, that no Notes of less than $2,000 can be redeemed or repurchased in part.

Notices of redemption or offer to purchase shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 10 days, but except as set forth in the immediately succeeding paragraph, not more than 60 days before the redemption date or purchase date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that notices of redemption may be delivered or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of any series of Notes or a satisfaction and discharge of the Indenture with respect to any series of Notes. If any Note is to be redeemed or purchased in part only, any notice of redemption or offer to purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed or purchased.

Notice of any redemption of, or any offer to purchase, the Notes may, at the Issuers’ discretion, be given in connection with another transaction (or series of related transactions) and prior to the completion or the occurrence thereof, and any such redemption or purchase may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date or purchase date or by the redemption date or purchase date as so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if the Issuers reasonably believe that any or all of such conditions will not be satisfied. In addition, the Issuers may provide in such notice or offer that payment of the redemption or purchase price and performance of the Issuers’ obligations with respect to such redemption or offer to purchase may be performed by another Person.

With respect to Notes represented by certificated notes, if any Notes are to be redeemed or purchased in part only, the Issuers will issue a new Note in a principal amount equal to the unredeemed or unpurchased portion of the original Note in the name of the Holder thereof upon cancellation of the original Note; provided that the new Notes will be only issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Notes called for redemption or purchase become due on the date fixed for redemption or purchase, unless such redemption or purchase is conditioned on the happening of a future event. On and after the redemption or purchase date, unless the Issuers default in payment of the redemption or purchase price, interest shall cease to accrue on Notes or portions of them called for redemption or purchase, unless such redemption or purchase remains conditioned on the occurrence of a future event.

The Issuers may redeem Notes pursuant to one or more of the relevant provisions in the Indenture, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions will have different redemption dates and, with respect to redemptions that occur on the same date, may specify the order in which such redemptions are deemed to occur.

Certain Covenants

Limitation on Liens

The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien (except Permitted Liens) on any of their or any Restricted Subsidiary’s Principal Property (whether such Principal Property are now existing or owed or hereafter created or acquired) that secures indebtedness for borrowed money, unless the Notes are equally and ratably secured with (or, at an Issuer’s option, on a senior basis to) the indebtedness so secured.

Notwithstanding the immediately preceding paragraph, the Issuers and their Restricted Subsidiaries may, without equally and ratably securing the Notes, create, incur or assume any Lien which would otherwise be prohibited by such paragraph if, after giving effect thereto and at the time of determination, Aggregate Debt of the Issuers and their Restricted Subsidiaries secured by Liens on any of their respective Principal Properties does not exceed at any one time outstanding the greater of (x) $4,300 million and (y) 15% of Consolidated Net Tangible Assets.

Any Lien created for the benefit of the Holders of any series of Notes pursuant to second paragraph under this “Limitation on Liens” covenant shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes of such series.

Limitation on Sale and Lease-Back Transactions

The Issuers will not, and will not permit any of their Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless (a) the Issuers or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes pursuant to the first paragraph under “—Limitation on Liens,” or (b) the Issuers shall apply an amount equal to the net proceeds of the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction within 365 days after such Sale and Lease-Back Transaction to the defeasance or retirement of any series of Notes or other indebtedness of the Issuers or a Restricted Subsidiary or to the purchase, construction or development of other assets or property.

Notwithstanding the foregoing, the Issuers and their Restricted Subsidiaries may enter into any Sale and Lease-Back Transaction which would otherwise be prohibited by the foregoing paragraph if, after giving effect thereto and at the time of determination, Aggregate Debt does not exceed at any one time outstanding the greater of (x) $4,300 million and (y) 15% of Consolidated Net Tangible Assets.

Merger, Consolidation, Amalgamation or Sale of All or Substantially All Assets

The Issuers and the Guarantors will not merge, consolidate or amalgamate with or into or wind up into, (whether or not such Issuer or Guarantor is the surviving Person), consummate a Division as the Dividing Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Parent and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1)

(x) in the case of a Division where an Issuer or Guarantor is the Dividing Person, each Division Successor shall remain or become an Issuer or a Guarantor, as the case may be, and (y) in all other cases, an Issuer or a Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than an Issuer or a Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia

(in each of clauses (x) and (y), such Issuer, such Guarantor or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company of an Issuer is not a corporation, a co-issuer of the Notes is a corporation;

(2)

the Successor Company, if other than an Issuer or a Guarantor, expressly assumes, in the case of a Guarantor, all the obligations of such Guarantor under the Indenture and its Note Guarantee and, in the case of an Issuer, all of the obligations of such Issuer under the Indenture and the Notes, in each case, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee; and

(3)	immediately after such transaction, no Event of Default exists.

The Successor Company will succeed to, and be substituted for an Issuer or a Guarantor, as the case may be, under the Indenture, the Note Guarantees and the Notes, as applicable, and such Issuer or Guarantor, as applicable, will automatically be released and discharged from its obligations under the Indenture, the Note Guarantees and the Notes, as applicable. Notwithstanding the foregoing,

(1)

any Subsidiary of Parent may merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to Parent and any of its Subsidiaries (including the Issuers); and

(2)

an Issuer or a Guarantor may merge, consolidate or amalgamate with or into with an Affiliate of such Issuer or such Guarantor, as the case may be, solely for the purpose of reincorporating such Issuer or such Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof.

Reports and Other Information

To the extent any Notes are outstanding, Parent shall deliver to the Trustee any reports, information and documents that Parent is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 30 days after such report, information or document is required to be filed with the SEC. All such reports, information or documents referred to in this covenant that Parent files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee and transmitted to Holders at the time such reports, information or documents are filed via the EDGAR system (or any successor system).

For so long as any Notes remain outstanding, if at any time any Issuer is not required to file with the SEC the reports required by the immediately preceding paragraph, Parent will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of the foregoing reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Events of Default

Each of the following events is an “Event of Default” with respect to the Notes of any series under the Indenture:

(1)	the failure to pay the principal of (or premium, if any, on) such series of the Notes when due and payable;

(2)	the failure to pay any interest installment on such series of Notes when due and payable, which failure continues for 30 days;

(3)

the failure by the Issuers to comply for 90 days after written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the outstanding Notes of such series with its covenants or other agreements (other than those described in clauses (1) through (2) above) contained in the Indenture; provided that in the case of a failure to comply with the provisions described under “—Reports and Other Information,” such period of continuance of such default or breach shall be 180 days after written notice described in this clause (3) has been given; provided that no such notice may be given with respect to any action taken, and reported publicly or to the Holders, more than two years prior to such notice; and

(4)	certain events of bankruptcy, insolvency or reorganization involving an Issuer (the “bankruptcy provisions”).

If an Event of Default enumerated above with respect to the Notes of any series at the time outstanding shall occur and be continuing, then either the Trustee or the Holders of at least 30% in aggregate principal amount of the outstanding Notes of such series may declare to be due and payable immediately by a notice in writing to the Issuers (and to the Trustee if given by the Holders) the entire principal amount of all the Notes of such series. At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series, by written notice to the Issuers and the Trustee, may, in certain circumstances, rescind and annul such acceleration. If an Event of Default relating to the bankruptcy provisions occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Subject to certain restrictions, no Holder of any Notes of any series shall have any right to institute any proceeding with respect to the Indenture or the Notes of such series or for any remedy thereunder, unless such Holder previously shall have given to the Trustee written notice of a continuing Event of Default with respect to the Notes of such series and unless also the Holders of not less than 30% in aggregate principal amount of the outstanding Notes of such series shall have made written request upon the Trustee, and have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with the request, and the Trustee, for 60 days after receipt of such notice, request and offer of indemnity, shall have failed to institute such proceeding and, during such 60-day period, the Trustee shall not have received direction inconsistent with such request in writing by the Holders of a majority in aggregate principal amount of the outstanding Notes of such series. These limitations do not apply, however, to a suit instituted by a Holder of a Note for the enforcement of payment of the principal of, premium, if any, or interest on such note on or after the respective due date expressed in such Note.

Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of such series or that would involve the Trustee in personal liability.

If a Default occurs and is continuing and the Trustee has received written notice thereof, the Trustee must mail (or otherwise transmit in accordance with DTC) to each Holder notice of the Default within 90 days of having received such notice; provided, that, except in the case of a Default in the payment of principal or premium, if any, or interest on any Note, the Trustee may withhold notice if the Trustee determines in good faith that withholding notice is not opposed to the interests of the Holders. The Issuers will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officer’s certificate indicating whether the signer of the certificate knows of any failure by the Issuers or the Guarantors to comply with all conditions and covenants of the Indenture during such fiscal year.

Amendment, Supplement and Waiver

Subject to certain exceptions, modifications and amendments of the Notes of a series and the Indenture with respect to a series of Notes may be made by the Issuers, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of such series (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes of such series), and any past Default or compliance with certain provisions also may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of such series; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any such Note;

•	reduce the principal amount of, or the rate of interest on, any such Note;

•	reduce any premium, if any, or redemption price payable upon the redemption of any such Note;

•	reduce the amount of the principal of an original discount Note that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	change any place of payment where, or the coin or currency in which, the principal of, premium, if any, or interest on any such Note is payable;

•

amend the contractual right expressly set forth in the Indenture or any Note of any Holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on such Note on or after the stated maturity or redemption date of any such Note;

•

reduce the percentage in aggregate principal amount of the outstanding Notes of any series, the consent of whose Holders is required to approve any such modification or amendment or for any waiver of compliance with certain provisions of the Indenture or of certain Defaults;

•

modify any of the provisions in the Indenture regarding the waiver of past Defaults and the waiver of certain covenants by the Holders of each such Note affected thereby, except to increase any percentage vote required or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each Note affected thereby; or

•	modify any of the above provisions.

Notwithstanding the foregoing, the Issuers, the Guarantors (only with respect to its Note Guarantee, and for the avoidance of doubt excluding any amendment or supplement the sole purpose of which is to add an additional Guarantor) and the Trustee, without the consent of any Holders, may amend the Notes and the Indenture, in each case with respect to a series of Notes for any of the following purposes:

•

to cure any ambiguity or omission or correct any defect or inconsistency, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture, in each case as shall not adversely affect the interests of any Holders of the Notes of such series in any material respect;

•

to evidence the succession of another Person to an Issuer or any Guarantor and the assumption by any such successor of the covenants, agreements and obligations of such Issuer or Guarantor, as the case may be, under the Notes, the Note Guarantees or the Indenture, as described above under “Certain Covenants—Merger, Consolidation, Amalgamation or Sale of All or Substantially All Assets”;

•

to surrender any right or power conferred upon the Issuers with respect to such series or to add further covenants, restrictions, conditions or provisions relating to the Issuers or the Guarantors for the protection of the Holders of any series of the Notes, and to add any additional defaults or Events of Default for the Issuers’ or any Guarantor’s failure to comply with any such further covenants, restrictions, conditions or provisions;

•	to modify or amend the Indenture in such a manner to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act;

•	to add Note Guarantees with respect to any or all of the Notes of such series;

•	to add Collateral with respect to any or all the Notes of such series;

•	to make any change that does not adversely affect the rights of any Holder of Notes of such series;

•	to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes of such series;

•	to comply with the rules of any applicable securities depositary;

•

to provide for the issuance of Exchange Notes or private exchange notes (which shall be identical to Exchange Notes except that they will not be freely transferable) in exchange for Notes of such series and which shall be treated, together with any outstanding Notes of such series, as a single class of securities;

•	to provide for uncertificated Notes in addition to or in place of certificated Notes;

•

to conform the text of the Indenture, the Notes or any Note Guarantee to any provision of this “Description of the Exchange Notes” or “The Exchange Offer” to the extent that such provision in this “Description of the Exchange Notes” or “The Exchange Offer” was intended to be a verbatim recitation of a provision in the Notes, the Indenture or such Note Guarantee; or

•

to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes or Exchange Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes or Exchange Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of Holders to transfer Notes or Exchange Notes.

The consent of the Holders is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

The Indenture provides that, when (1) the Issuers deliver to the Trustee all outstanding Notes of a series under the Indenture for cancellation or (2) all outstanding Notes of a series under the Indenture not previously delivered to the Trustee for cancellation have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, or will become due and payable within one year, and, in the case of clause (2), the Issuers irrevocably deposit with the Trustee U.S. dollars, or U.S. government obligations, or both, sufficient to pay at maturity or upon redemption all such outstanding Notes of such series, including interest thereon to maturity or such redemption date, and if in either case the Issuers pay all other sums payable by the Issuers under the Indenture with respect to such series of Notes and satisfy certain other conditions, then the Indenture, subject to certain exceptions, ceases to be of further effect with respect to such series of Notes; provided, that upon any redemption that occurs prior to a par call date, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the redemption price calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Redemption Price Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Redemption Price Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Redemption Price Deficit that confirms that such Redemption Price Deficit shall be applied toward such redemption.

Legal Defeasance and Covenant Defeasance

The Indenture provides that the Issuers may elect with respect to any series of the Notes either (1) to defease and be discharged from any and all obligations with respect to such Notes (except for, among other things, certain obligations to register the transfer or exchange of the Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency with respect to the Notes and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from their obligations to comply with the restrictive covenants under the Indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to such Notes, and clause (3) under “Events of Default” will no longer be applied (“covenant defeasance”). If the Issuers exercise their legal defeasance option or their covenant defeasance option with respect to a series of Notes, each Guarantor will be released from all of its obligations with respect to its Note Guarantee and the Security Documents with respect to such series of Notes. Legal defeasance or covenant defeasance, as the case may be, is conditioned upon, among other things, the irrevocable deposit by the Issuers with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations (that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount), or both, sufficient in the opinion of a nationally recognized public accounting firm to pay the principal or premium, if any, and interest on the applicable Notes on the scheduled due dates therefor.

If the Issuers effect covenant defeasance with respect to any series of the Notes and such Notes are declared due and payable because of the occurrence of any Event of Default other than under clause (3) under “Events of Default,” the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay amounts due on such Notes at the time of the stated maturity but may not be sufficient to pay amounts due on such Notes at the time of the acceleration resulting from such Event of Default. However, the Issuers would remain liable to make payment of such amounts due at the time of acceleration.

To effect legal defeasance or covenant defeasance, the Issuers are required to deliver to the Trustee an Opinion of Counsel that the deposit and related defeasance will not cause the Holders of the applicable Notes to recognize income, gain or loss for U.S. Federal income tax purposes. If the Issuers elect legal defeasance, that Opinion of Counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of an Issuer or a Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign as Trustee.

The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person under the circumstances in the conduct of his own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Notes, the Indenture and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Certain Compliance Determinations

The Indenture provides that, so long as a Guarantor that is either (1) a direct or indirect parent company of Parent and does not hold any material assets other than the Equity Interests of Parent or (2) a direct or indirect wholly-owned subsidiary of Parent and does not hold any material assets other than the Equity Interests of the Issuers and their direct or indirect parent companies (in each case, as determined in good faith by the Board or senior management of such Guarantor), any calculations or measures that are determined with reference to Parent’s financial statements (including, without limitation, Consolidated Net Tangible Assets) may be determined with reference to such Guarantor’s financial statements instead.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Aggregate Debt” means, as of the date of determination, the sum of (1) the aggregate principal amount of Indebtedness of the Issuers and their Restricted Subsidiaries secured by Liens (other than Permitted Liens) that is not permitted by the first paragraph under “Certain Covenants—Limitation on Liens” and (2) the Attributable Indebtedness of the Issuers and their Restricted Subsidiaries in respect of Sale and Lease-Back Transactions entered into pursuant to the second paragraph of “Certain Covenants—Limitation on Sale and Lease-Back Transactions”.

“Attributable Indebtedness” when used in connection with a Sale and Lease-Back Transaction relating to a Principal Property means, at the time of determination, the lesser of (a) the fair market value of property or assets involved in the Sale and Lease-Back Transaction, (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), computed by discounting from the respective due dates to such date such total net amount of rent at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the rate per annum equal to the weighted average interest rate per annum borne by the Notes of each series outstanding pursuant to the Indenture compounded semi-annually, or (c) if the obligation with respect to the Sale and Lease-Back Transaction constitutes a Financing Lease Obligation, the amount equal to the capitalized amount of such obligation determined in accordance with GAAP and included in the financial statements of the lessee. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Board” with respect to a Person means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of one or more of the following events after the Issue Date:

(1)

the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holders;

(2)

Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of Parent (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of Parent having a majority of the aggregate votes on the Board of Directors of Parent, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate or appoint directors of Parent having a majority of the aggregate votes on the Board of Directors of Parent;

(3)

Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of Parent or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person, measured by voting power rather than number of shares, immediately after giving effect to such transaction;

(4)	either of the Issuers shall cease to be a direct or indirect Subsidiary of Parent; or

(5)	the adoption by Parent of a plan providing for its liquidation or dissolution.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of Parent owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such Parent Entity having a majority of the aggregate votes on the Board of Directors of such Parent Entity.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to such series of Notes.

“Consolidated Net Tangible Assets” means, at any time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (including, for the avoidance of doubt, Non-Financing Lease Obligations), except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under Financing Lease Obligations (such current liabilities referred to in this clause (1), less the items set forth in sub-clauses (a) through (c), the “Adjusted Current Liabilities”), and (2) to the extent included in such aggregate amount of assets, all intangible assets, goodwill, trade names, trademarks, patents, organization and development expenses, unamortized debt discount and expenses and deferred charges (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs) (such items referred to in this clause (2), the “Intangible Assets”), all as set forth on the most recent consolidated balance sheet of Parent and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants under the Indenture in connection with any transaction, (i) the assets and Intangible Assets of Parent and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets or Intangible Assets, as the case may be, that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under the Indenture and (ii) the Adjusted Current Liabilities of Parent and its Subsidiaries shall be adjusted to reflect any increase or decrease in Adjusted Current Liabilities as a result of such transaction being tested under the Indenture or any acquisitions or dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination.

“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

“Dell” means Dell Inc., a Delaware corporation.

“Dell International” means Dell International L.L.C., a Delaware limited liability company.

“Denali Intermediate” means Denali Intermediate Inc., a Delaware corporation.

“Dividing Person” has the meaning set forth for such term in the definition of Division.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“DTC” means The Depository Trust Company.

“Domestic Subsidiary” means any Subsidiary (other than a Foreign Subsidiary) that is organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia.

“EMC” means EMC Corporation, a Massachusetts corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Financing Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and any successor to its rating agency business.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America or any state or territory thereof or the District of Columbia and any Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantor” means, with respect to each series of Notes, Parent, Denali Intermediate and Dell until, in each case, such Person is released from its Note Guarantee with respect to such series of Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person with respect to (1) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or the equivalent investment grade credit rating from any other Rating Agency substituted for Moody’s, S&P or Fitch pursuant to clause (b) of the definition of “Rating Agency.”

“Investors” means each of (1) Michael S. Dell and his Affiliates, related estate planning and charitable trusts and vehicles and his family members, and also upon Michael S. Dell’s death, (a) any Person who was an Affiliate of Michael S. Dell that upon his death directly or indirectly owns Equity Interests in any Parent Entity of Dell, Dell or any Subsidiary and (b) Michael S. Dell’s heirs, executors and/or administrators, (2) MSDC Management L.P., its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates and (3) Silver Lake Partners IV, L.P., Silver Lake Technology

Investors IV, L.P., SLP Denali Co-Invest, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Partners V DE (AIV), L.P., SL SPV-2, L.P. and their Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates, excluding, in each case, Denali Intermediate Inc. and its Subsidiaries and any portfolio companies of any of the foregoing.

“Issue Date” means December 13, 2021.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, (1) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (2) the interest of a vendor or a lessor under any conditional sale agreement, Financing Lease Obligation or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non- Financing Lease Obligation.

“Nonrecourse Obligation” means indebtedness or other Obligations substantially related to (1) the acquisition of assets not previously owned by Dell or any of its Subsidiaries or (2) the financing of a project involving the development or expansion of properties of Dell or any of its Subsidiaries, as to which the obligee with respect to such indebtedness or Obligation has no recourse to Dell or any of its Subsidiaries or any assets of Dell or any of its Subsidiaries other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Note Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under the Indenture and the Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary or any other officer designated by any such individuals of Parent or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of Parent or an Issuer by an Officer of Parent or an Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions). The counsel may be an employee of or counsel to the Issuers or the Guarantors.

“Parent” means Dell Technologies Inc., a Delaware corporation.

“Parent Entity” means any Person that, with respect to another Person, owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such other Person having a majority of the aggregate votes on the Board of Directors of such other Person.

“Permitted Holders” means (1) each of the Investors and members of management of Parent and its Subsidiaries who are holders of Equity Interests of Parent on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing or any Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided, that, in the case of such group and any member of such group and without giving effect to the existence of such group or any other group, such Investors, members of management and Person or group specified in the last sentence of this definition, collectively, own, directly or indirectly, more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of Parent having a majority of the aggregate votes on the Board of Directors of Parent held by such group, (2) any Permitted Parent and (3) any Permitted Plan. Any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) whose acquisition of beneficial ownership or assets or properties of Parent constitutes a Change of Control Triggering Event in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Liens” means:

(1) Liens in effect as of the Issue Date;

(2) Liens securing Obligations in respect of Notes outstanding on the Issue Date;

(3) Liens existing on property at the time of its acquisition (by a merger, consolidation or amalgamation or otherwise) or existing on the property or shares of stock or other assets of any Person at the time such Person becomes a Subsidiary (whether or not such existing Liens thereon were given to secure the payment of all or any part of the purchase price thereof);

(4) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Parent or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and specific items of inventory or other goods and proceeds of Parent or any of its Subsidiaries securing Parent’s or such Subsidiary’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary or trade letters of credit issued or created for the account of Parent or such Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods;

(5) rights of set-off, banker’s liens, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments, (b) Liens securing obligations under letters of credit or (c) Liens securing, or otherwise arising from, judgements;

(6) Liens arising from Uniform Commercial Code financing statements, including precautionary financing statements, or any similar filings made in respect of Non-Financing Leases or consignments entered into by Parent or any of its Subsidiaries;

(7) Liens securing Hedging Obligations;

(8) Liens on property or assets used to defease or to irrevocably satisfy and discharge indebtedness;

(9) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

(10) Liens relating to future escrow arrangements securing Indebtedness;

(11) Liens solely on any cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement; and

(12) Liens to secure any indebtedness (including Financing Lease Obligations) incurred to finance the purchase, lease, construction, installation, replacement, repair or improvement of property (real or personal), equipment or any other asset, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, so long as such indebtedness exists at the date of such purchase, lease or improvement or is created within 24 months thereafter; provided, that Liens securing indebtedness permitted to be incurred pursuant to this clause (12) extend only to the assets purchased with the proceeds of such indebtedness, accessions to such assets and the proceeds and products thereof, any lease of such assets (including accessions thereto) and the proceeds and products thereof and customary security deposits in respect thereof; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(13) Liens in favor of Parent or any of its Subsidiaries or the Trustee; and

(14) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any indebtedness secured by any Lien referred to in this definition of “Permitted Liens” (including any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, extension, renewal or replacement); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) after-acquired property subject to a Lien securing such indebtedness, the terms of which indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof).

For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Issuers shall, in their sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “indebtedness” shall be deemed to include interest on such indebtedness.

“Permitted Parent” means any Parent Entity that at the time it became a Parent Entity of Parent was a Permitted Holder pursuant to clause (1) of the definition thereof and was not formed in connection with, or in contemplation of, a transaction that would otherwise constitute a Change of Control.

“Permitted Plan” means any employee benefits plan of Parent or its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) and the equipment located thereon which (a) is owned by the Issuers or any of its Subsidiaries; (b) has not been determined in good faith by the Board of the Issuers not to be materially important to the total business conducted by the Issuers and its Subsidiaries taken as a whole; and (c) has a net book value on the date as of which the determination is being made in excess of 1.0% of Consolidated Net Tangible Assets as most recently determined on or prior to such date (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office, plant or facilities, as the case may be).

“Prospectus” means the prospectus dated                , 2023 relating to the exchange of the Notes.

“Rating Agency” means (1) S&P, Moody’s and Fitch or (2) if S&P, Moody’s or Fitch or each of them shall not make a corporate rating with respect to the Issuers (or any Guarantor) or a rating on any series of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Parent, which shall be substituted for any or all of S&P, Moody’s or Fitch, as the case may be, with respect to such corporate rating or the rating of such series of Notes, as the case may be.

“Rating Decline” means, with respect to any series of Notes, the occurrence of a decrease in the rating of the Notes of such series by one or more gradations by any two of three Rating Agencies (including gradations within the rating categories, as well as between categories), within 60 days after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of Parent to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced ratings review for possible downgrade by either of such two Rating Agencies, it being understood that a change in ratings outlook shall not extend such 60-day period); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event) unless each of such two Rating Agencies making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at Parent’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline); provided, further, that notwithstanding the foregoing, a Ratings Decline shall not be deemed to have occurred so long as such series of Notes has an Investment Grade Rating from at least two of three Rating Agencies.

“Restricted Subsidiary” means (1) any Subsidiary of an Issuer that (a) is a Wholly-Owned Subsidiary, (b) is a Domestic Subsidiary and (c) directly owns or directly leases any Principal Property and (2) any other Subsidiary that the Board of any Issuer may designate as a Restricted Subsidiary; provided, that “Restricted Subsidiary” shall not include Dell Financial Services L.L.C. or any other Subsidiary that is principally engaged in financing receivables, securitization transactions, factoring or other similar transactions.

“S&P” means S&P Global Ratings Inc. and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by an Issuer or any of its Restricted Subsidiaries of any Principal Property, which property has been or is to be sold or transferred by such Issuer or such Restricted Subsidiary to such Person, other than (1) any such transaction involving a lease for a term of not more than three years, (2) any such transaction between any Issuer and any Subsidiary of any Issuer or between Subsidiaries of any Issuer, (3) any such transaction executed by the time of or within 365 days after the latest of the acquisition, the completion of construction or improvement or the commencement of commercial operation of such Principal Property or (4) any such transaction entered into before the Issue Date or entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under the Indenture, regardless of whether such entity is consolidated on Parent’s or any of its Subsidiaries’ financial statements.

“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means the successor.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Issuers and the guarantors of the outstanding notes and the initial purchasers entered into registration rights agreements pursuant to which each of the Issuers and the guarantors of the outstanding notes have agreed that they will, at their expense, for the benefit of the holders of outstanding notes, (i) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the outstanding notes for new notes, guaranteed by the guarantors on a full and unconditional, joint and several senior unsecured basis, with terms substantially identical in all material respects to the outstanding notes and (ii) use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act. As of the date of this prospectus, $962,390,000 aggregate principal amount of the 3.375% Senior Notes due 2041 and $1,094,877,000 aggregate principal amount of 3.450% Senior Notes due 2051 are outstanding, which were issued on December 13, 2021.

Under the circumstances set forth below, the Issuers and the guarantors will use their commercially reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and keep such registration statement effective for up to one year after the effective date of the shelf registration statement. These circumstances include:

•	if any change in law or in currently prevailing interpretations of the Staff of the SEC do not permit us to effect an exchange offer;

•	if an exchange offer is not consummated within the registration period contemplated by the registration rights agreement;

•	if, in certain circumstances, certain holders of unregistered exchange notes so request; or

•

if in the case of any holder that participates in an exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act).

If (A) we have not exchanged exchange notes for all notes validly tendered in accordance with the terms of an exchange offer on or prior to the day that is two years after the issue date of the notes, or (B) if applicable, a shelf registration statement covering resales of the applicable series of outstanding notes eligible for inclusion in the shelf registration statement has been declared effective and after effectiveness of such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the applicable series of outstanding notes at a rate of 0.25% per annum (which rate shall be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue; provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) commencing on (x) the day after the date that is two years after the issue date of the outstanding notes, in the case of (A) above, or (y) the day such shelf registration statement (if required) ceases to be effective, in the case of (B) above; provided, however, that upon the exchange of exchange notes for all outstanding notes tendered (in the case of clause (A) above), or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (B) above), additional interest on the outstanding notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue; provided, further, that notwithstanding any provision in this paragraph to the contrary, no additional interest shall accrue on the outstanding notes following the seventh anniversary of the issue date of the outstanding notes. Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the outstanding notes is payable.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not an affiliate of the Issuers or any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not an affiliate of the Issuers or any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are an affiliate of the Issuers or any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, the Issuers will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in a principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuers will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon failure by the Issuers and the guarantors to fulfill their obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that governs the terms of the outstanding notes. For a description of the indenture, see “Description of the Exchange Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The Issuers and the guarantors intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except the Issuer and the guarantors will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

The Issuers will be deemed to have accepted for exchange properly tendered outstanding notes when the Issuers have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuers and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuer expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                 , 2023, which is the 21st business day after the date of this prospectus. However, if the Issuers, in their sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which the Issuers shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, the Issuers will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The Issuers are generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change.

The Issuers reserve the right, in their sole discretion:

•	to delay accepting for exchange any outstanding notes (if the Issuers amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice to the registered holders of the outstanding notes. If the Issuers amend the exchange offer in a manner that it determines to constitute a material change, the Issuers will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Issuers will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and the Issuers may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in their reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in their judgment, would reasonably be expected to impair their ability to proceed with the exchange offer.

In addition, the Issuers will not be obligated to accept for exchange the outstanding notes of any holder that has not made to the Issuers:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to the Issuers an appropriate form for registration of the exchange notes under the Securities Act.

The Issuers expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuers may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. The Issuers will return any outstanding notes that the Issuers do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Issuers expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. In addition, the Issuers are generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change. The Issuers will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for sole benefit of the Issuers and the Issuers may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in their sole discretion. If the Issuers fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuers may assert at any time or at various times prior to the expiration date.

In addition, the Issuers will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between the Issuers and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by the Issuers, they should also submit evidence satisfactory to the Issuers of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	the Issuers may enforce that agreement against such participant.

Acceptance of Exchange Notes

In all cases, the Issuers will promptly issue exchange notes for outstanding notes that they have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to the Issuers that, among other things:

•	you are not an affiliate of the Issuers or the guarantors within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuers will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Determinations of the Issuers in this regard will be final and binding on all parties. The Issuers reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel’s judgment, be unlawful. The Issuers also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as the Issuer determines. Neither the Issuers, the trustee, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, we anticipate that the exchange agent will establish an account with respect to the outstanding notes at DTC, as book-entry transfer facilities, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an agent’s message, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automated Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within two NYSE trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within two NYSE trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. The Issuers will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and their determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. New York Mellon Trust Company, N.A. also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o BNY Mellon

Corporate Trust Operations- Reorganization Unit

2001 Bryan Street, 10th Floor

Dallas, TX 75201

Attn: Tiffany Castor

Tel: 315-414-3034

Fax: 732-667-9408

Email: CT_Reorg_Unit_Inquiries@bnymellon.com

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding unregistered notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the exchange notes are substantially identical to the terms of the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of these exchange offer. We have capitalized expenses relating to the offering of the outstanding notes; however, we will recognize expenses relating to the exchange offer in accordance with accounting guidance.

Transfer Taxes

The Issuers and the guarantors will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Issuers to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuances of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the notes (and the exchange of outstanding notes for exchange notes) by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

When considering an investment in the notes (including an exchange of outstanding notes for exchange notes) with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Plan fiduciaries should consider the fact that none of the Issuers or a guarantor or certain of their affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to initially acquire the notes, including the exchange of outstanding notes for exchange notes in connection with the exchange offer. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to a decision to acquire the notes.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 406 of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

The acquisition and/or holding of notes (including an exchange of outstanding notes for exchange notes) by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes (including an exchange of outstanding notes for exchange notes). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers,

PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Included among the statutory exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions (including, without limitation, a sale or purchase of securities) between a Covered Plan and a party in interest so long as (i) such party in interest is treated as such solely by reason of providing services to the Covered Plan, (ii) such party in interest is not a fiduciary that renders investment advice or has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Covered Plan involved in the transaction, or an affiliate of any such person and (iii) the Covered Plan pays no more or receives no less than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the fiduciary self-dealing prohibitions under ERISA and the Code. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes (including by an exchange of outstanding notes for exchange notes) in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Government plans, foreign plans and certain church plans, while not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring the notes (including exchanging the outstanding notes for exchange notes).

Representation

Accordingly, by acceptance of a note (including in connection with an exchange of outstanding notes for exchange notes), each purchaser and holder of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or holder to acquire or hold the notes or any interest therein are assets of any Plan or (ii) the acquisition and holding of the notes (including an exchange of outstanding notes for exchange notes) or any interest therein by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring or holding the notes (including exchanging outstanding notes for exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be required. Neither this discussion nor anything provided in this registration statement is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the notes should consult and rely on their own counsel and advisers as to whether an investment in the notes is suitable for the Plan.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in either exchange offer, we have agreed that for a period of up to 90 days, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus as such broker-dealer may reasonably request. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters with respect to the Massachusetts registrant will be passed upon for us by Holland & Knight LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended February 3, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at www.sec.gov. Investors also may consult our website for more information. Our website is www.delltechnologies.com and the Investors page of our website is http://investors.delltechnologies.com. The information contained in, or that may be accessed through, our website is not incorporated by reference into this prospectus.

This prospectus also contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of these summaries are qualified in their entirety by reference to the actual documents.

We will provide any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, at no cost, by written or oral request directed to:

Dell Technologies Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Investor Relations

Telephone: (512) 728-7800

We “incorporate by reference” into this prospectus certain documents or information we file with the SEC, which means that we can disclose important information to you by referring you to those documents or information. The following documents and information are incorporated by reference and are deemed to be part of this prospectus (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended February 3, 2023;

•	Dell Technologies’ Quarterly Report on Form 10-Q for the three months ended May 5, 2023;

•

Dell Technologies’ Definitive Proxy Statement on Schedule 14A filed on May  10, 2023 (solely with respect to information contained in such proxy statement that is incorporated by reference into Part III of Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended February 3, 2023); and

•

Dell Technologies’ Current Reports on Form 8-K (or Form 8-K/A) filed with the SEC on March  2, 2023 (solely with respect to Item 5.02), June  15, 2023, June  22, 2023, June  30, 2023, July  13, 2023, July  28, 2023 and August 9, 2023.

All documents filed by Dell Technologies pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

(a) The following entities are incorporated under the laws of the State of Delaware: Dell Inc., Dell Technologies Inc. and Denali Intermediate Inc. (collectively, the “Delaware Corporations”).

Delaware General Corporation Law

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Organizational Documents of the Delaware Corporations

The certificate of incorporation of Dell Technologies Inc. provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (as used in this paragraph, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the corporation or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified.

The bylaws of Dell Inc. and Denali Intermediate Inc. provide that each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (as used in this paragraph, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general), limited liability company member or manager, or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided therein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for certain suits or actions) only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not so serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification also shall include the right to be paid by the corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the board of directors deems appropriate.

The bylaws of Dell Technologies provide that each person who was or is a party, is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any and all appeals (as used in this paragraph, a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a director or an officer of the corporation, or while serving as a director or officer of the corporation, is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (as used in this paragraph, a “Person”), or by reason of any action alleged to have been taken or omitted by such person in any such capacity or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent (as used in this paragraph, an “indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Delaware General Corporation Law permitted the corporation to provide prior to such amendment), from and against all loss and liability suffered and expenses (including, without limitation, attorneys’ fees, costs and expenses), judgments, fines ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred by or on behalf of an indemnitee in connection with such action, suit or proceeding, including any appeals or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to serve in the capacity which initially entitled such indemnitee to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, that, except as provided with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors; provided, further, that the corporation shall not be obligated (a) to indemnify an indemnitee for any amounts paid in settlement of an action, suit or proceeding unless the corporation consents to such settlement, which consent shall not be unreasonably withheld, delayed or conditioned, or (b) to indemnify an indemnitee for any disgorgement of profits made from the purchase or sale by indemnitee of securities of the corporation under Section 16(b) of the Exchange Act. In addition, subject to certain exceptions, the corporation shall not be liable under to make any payment of amounts otherwise indemnifiable hereunder (including, without limitation, judgments, fines and amounts paid in settlement) if and to the extent that the indemnitee has otherwise actually received such payment pursuant to this indemnity right or any insurance policy, contract, agreement or otherwise.

Dell Technologies also maintains standard policies of insurance that provide coverage (i) to its directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act and (ii) to Dell Technologies with respect to indemnification payments that Dell Technologies may make to such directors and officers.

(b) Dell International L.L.C. is a limited liability company organized under the laws of the State of Delaware (the “Delaware Limited Liability Company”).

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Organizational Documents of the Delaware Limited Liability Company

The limited liability company agreement of Dell International L.L.C. provides that, to the fullest extent permitted by applicable law, the company shall indemnify and hold harmless each (a) each managing member, other member or officer, in each case in his, her or its capacity as such, (b) any person (other than the company) of which a member is an officer, director, shareholder, partner, member, employee, representative or agent and (c) any affiliate (other than the company), officer, director, shareholder, partner, member, employee, representative or agent of any of the foregoing (as used in this paragraph, collectively, “Covered Persons”) from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such Covered Person from the company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever (as used in this paragraph, collectively, “Claims and Expenses”) that may be imposed on, incurred by or asserted at any time against such Covered Person in any way related to or arising out of the limited liability company agreement, the company or the management or administration of the company or in connection with the business or affairs of the company or the activities of such Covered Person on behalf of the company; provided that a Covered Person shall not be entitled to indemnification hereunder against Claims and Expenses that are finally determined by a court of competent jurisdiction to have resulted from such Covered Person’s act or omission (i) that is a criminal act by such person that such person had no reasonable cause to believe was lawful or (ii) that constitutes fraud, gross negligence or knowing and willful misconduct by such person. The rights of any Covered Person to indemnification will be in addition to any other rights any such Covered Person may have under any other agreement or instrument in which such Covered Person is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation.

(c) EMC Corporation is a corporation incorporated under the laws of the Commonwealth of Massachusetts (the “Massachusetts Corporation”).

Massachusetts General Laws

Massachusetts General Laws (“MGL”) Chapter 156D, Part 8, Subdivision E, provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and individuals serving with respect to any employee benefit plan, and must, in certain cases, indemnify a director or officer for his reasonable costs if he is wholly successful in his defense in a proceeding to which he was a party because he was a director or officer of the corporation. In certain circumstances, a court may order a corporation to indemnify its officers or directors or advance their expenses. MGL Chapter 156D, Section 8.58 allows a corporation to limit or expand its obligation to indemnify its directors, officers, employees and agents in the corporation’s articles of organization, a bylaw adopted by the shareholders, or a contract adopted by its board of directors or shareholders.

Organizational Documents of the Massachusetts Corporation

The bylaws of EMC Corporation provide that the corporation shall, to the extent legally permissible, indemnify-each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a director or officer, except with respect to, any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that such individual’s action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the Corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. This right of indemnification shall not be exclusive of or affect any other rights to which any director or officer may be entitled.

Item 21. Exhibits and Financial Statement Schedules.

See Page II-8 for a list of exhibits being filed as part of, or incorporated by reference into, this registration statement on Form S-4.

Certain agreements filed as exhibits to this registration statement contain representations and warranties that the parties thereto made to each other. These representations and warranties have been made solely for the benefit of the other parties to such agreements and may have been qualified by certain information that has been disclosed to the other parties to such agreements and that may not be reflected in such agreements. In addition, these representations and warranties may be intended as a way of allocating risks among parties if the statements contained therein prove to be incorrect, rather than as actual statements of fact. Accordingly, there can be no reliance on any such representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of any such representations and warranties may have changed since the date of such agreements.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrants in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of April 14, 2021, by and between Dell Technologies Inc. and VMware, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Dell Technologies Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on April 14, 2021) (Commission File No. 001-37867).

2.2	Letter Agreement, dated as of October 7, 2021, by and between Dell Technologies Inc. and VMware, Inc. (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of the Company filed with the Commission on October 7, 2021) (Commission File No. 001-37867).

2.3	Letter Agreement, dated as of November 1, 2021, by and between Dell Technologies Inc. and VMware, Inc. (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of the Company filed with the Commission on November 1, 2021) (Commission File No. 001-37867).

3.1	Amended and Restated Certificate of Formation of Dell International L.L.C., as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 of the Company, Dell International L.L.C., EMC Corporation and the other registrants listed therein filed with the Commission on January 9, 2023) (Commission File No. 333-269159).

3.2	Second Amended and Restated Limited Liability Company Agreement of Dell International L.L.C. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 of the Company, Dell International L.L.C., EMC Corporation and the other registrants listed therein filed with Commission on January 9, 2023) (Commission File No. 333-269159).

3.3	Restated Articles of Organization of EMC Corporation, as amended (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein filed with the Commission on April 15, 2021) (Commission File No. 333-255258-27).

3.4	Amended and Restated Bylaws of EMC Corporation (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein filed with the Commission on April 15, 2021) (Commission File No. 333-255258-27).

3.5	Sixth Amended and Restated Certificate of Incorporation of Dell Technologies Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 29, 2022) (Commission File No. 001-37867).

3.6	Third Amended and Restated Bylaws of Dell Technologies Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 29, 2022) (Commission File No. 001-37867).

3.7	Amended and Restated Certificate of Incorporation of Dell Inc., as amended (incorporated by reference to Exhibit 3.7 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein filed with the Commission on April 15, 2021) (Commission File No. 333-255258-27).

3.8	Amended and Restated Bylaws of Dell Inc. (incorporated by reference to Exhibit 3.8 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein filed with the Commission on April 15, 2021) (Commission File No. 333-255258-27).

Exhibit No.	Description

3.9	Second Amended and Restated Certificate of Incorporation of Denali Intermediate Inc. (incorporated by reference to Exhibit 3.61 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein filed with the Commission on April 15, 2021) (Commission File No. 333-255258-27).

3.10	Second Amended and Restated Bylaws of Denali Intermediate Inc. (incorporated by reference to Exhibit 3.62 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein filed with the Commission on April 15, 2021) (Commission File No. 333-255258-27).

4.1	Indenture, dated as of April 27, 1998, between Dell Computer Corporation and Chase Bank of Texas, National Association, as trustee (incorporated by reference to Exhibit 99.2 to Dell Inc.’s Current Report on Form 8-K filed with the Commission on April 28, 1998) (Commission File No. 000-17017).

4.2	Indenture, dated as of April 17, 2008, between Dell Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (including the form of notes) (incorporated by reference to Exhibit 4.1 to Dell Inc.’s Current Report on Form 8-K filed with the Commission on April 17, 2008) (Commission File No. 000-17017).

4.3	Indenture, dated as of April 6, 2009, between Dell Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Dell Inc.’s Current Report on Form 8-K filed with the Commission on April 6, 2009) (Commission File No. 000-17017).

4.4	Third Supplemental Indenture, dated September 10, 2010, between Dell Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Dell Inc.’s Current Report on Form 8-K filed with the Commission on September 10, 2010) (Commission File No. 000-17017).

4.5	Base Indenture, dated as of June 1, 2016, among Diamond 1 Finance Corporation and Diamond 2 Finance Corporation, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.14 to Amendment No. 6 to the Company’s Form S-4 filed with the Commission on June 3, 2016) (Registration No. 333-208524).

4.6	2026 Notes Supplemental Indenture No. 1, dated June 1, 2016, among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.21 to Amendment No. 6 to the Company’s Form S-4 filed with the Commission on June 3, 2016) (Registration No. 333-208524).

4.7	2036 Notes Supplemental Indenture No. 1, dated June 1, 2016, among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.23 to Amendment No. 6 to the Company’s Form S-4 filed with the Commission on June 3, 2016) (Registration No. 333-208524).

4.8	2046 Notes Supplemental Indenture No. 1, dated June 1, 2016, among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.25 to Amendment No. 6 to the Company’s Form S-4 filed with the Commission on June 3, 2016) (Registration No. 333-208524).

4.9	First Supplemental Indenture, dated as of September 6, 2016, by and among Diamond 1 Finance Corporation, Diamond 2 Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

Exhibit No.	Description

4.10	2019 Notes Supplemental Indenture No. 2, 2021 Notes Supplemental Indenture No. 2, 2023 Notes Supplemental Indenture No. 2, 2026 Notes Supplemental Indenture No. 2, 2036 Notes Supplemental Indenture No. 2 and 2046 Notes Supplemental Indenture No. 2, dated as of September 7, 2016, by and among Dell International L.L.C., EMC Corporation, New Dell International LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

4.11	2019 Notes Supplemental Indenture No. 3, 2021 Notes Supplemental Indenture No. 3, 2023 Notes Supplemental Indenture No. 3, 2026 Notes Supplemental Indenture No. 3, 2036 Notes Supplemental Indenture No. 3 and 2046 Notes Supplemental Indenture No. 3, dated as of September 7, 2016, by and among Dell International L.L.C., EMC Corporation, Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., the other guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on September 9, 2016) (Commission File No. 001-37867).

4.12	2019 Notes Supplemental Indenture No. 4, 2021 Notes Supplemental Indenture No. 4, 2023 Notes Supplemental Indenture No. 4, 2026 Notes Supplemental Indenture No. 4, 2036 Notes Supplemental Indenture No. 4 and 2046 Notes Supplemental Indenture No. 4, dated as of May 23, 2017, by and among Dell International L.L.C., EMC Corporation, Dell Global Holdings XIII L.L.C., QTZ L.L.C. and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.32 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019) (Commission File No. 001-37867).

4.13	Supplemental Indenture No. 5, dated as of March 20, 2019, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.11 to the Company’s Current Report on Form 8-K filed with the Commission on March 21, 2019) (Commission File No. 001-37867).

4.14	Base Indenture, dated as of March 20, 2019, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 21, 2019) (Commission File No. 001-37867).

4.15	2024 Notes Supplemental Indenture No. 1, dated as of March 20, 2019, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 21, 2019) (Commission File No. 001-37867).

4.16	2026 Notes Supplemental Indenture No. 1, dated as of March 20, 2019, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on March 21, 2019) (Commission File No. 001-37867).

4.17	2029 Notes Supplemental Indenture No. 1, dated as of March 20, 2019, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Commission on March 21, 2019) (Commission File No. 001-37867).

Exhibit No.	Description

4.18	Base Indenture, dated as of April 9, 2020, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2020) (Commission File No. 001-37867).

4.19	2025 Notes Supplemental Indenture No. 1, dated as of April 9, 2020, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2020) (Commission File No. 001-37867).

4.20	2027 Notes Supplemental Indenture No. 1, dated as of April 9, 2020, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2020) (Commission File No. 001-37867).

4.21	2030 Notes Supplemental Indenture No. 1, dated as of April 9, 2020, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2020) (Commission File No. 001-37867).

4.22	Base Indenture, dated as of December 13, 2021, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2021) (Commission File No. 001-37867).

4.23	2041 Notes Supplemental Indenture No. 1, dated as of December 13, 2021, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2021) (Commission File No. 001-37867).

4.24	2051 Notes Supplemental Indenture No. 1, dated as of December 13, 2021, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2021) (Commission File No. 001-37867).

4.25	Registration Rights Agreement, dated as of December 13, 2021, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as the representatives for the initial purchasers. (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Commission on December 15, 2021) (Commission File No. 001-37867).

4.26	Form of Global Note for 3.375% Senior Notes due 2041 (included in Exhibit 4.23).

4.27	Form of Global Note for 3.450% Senior Notes due 2051 (included in Exhibit 4.24).

Exhibit No.	Description

4.28	Second Amended and Restated Registration Rights Agreement, dated as of December 25, 2018, by and among the Company, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., Venezio Investments Pte. Ltd. and the Management Stockholders party thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on December 28, 2018) (Commission File No. 001-37867).

4.29	Amendment No. 1 to Second Amended and Restated Registration Rights Agreement, dated as of May 27, 2019, among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, SL SPV-2, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Technology Investors V, L.P., SLP Denali Co-Invest, L.P. and Venezio Investments Pte. Ltd. (incorporated by reference to Exhibit 4.40 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020) (Commission File No. 001-37867).

4.30	Amendment No. 2 to the Second Amended and Restated Registration Rights Agreement, dated as of April 15, 2020, among Dell Technologies Inc., Michael S. Dell and Susan Lieberman Dell Separate Property Trust, SL SPV-2 L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Technology Investors V, L.P. and Venezio Investments Pte. Ltd. (incorporated by reference to Exhibit 4.9 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2020) (Commission File No. 001-37867).

4.31	Amendment No. 3 to the Second Amended and Restated Registration Rights Agreement, dated as of September 15, 2020, among Dell Technologies Inc., Michael S. Dell and Susan Lieberman Dell Separate Property Trust, SL SPV-2 L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Technology Investors V, L.P. and Venezio Investments Pte. Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 30, 2020) (Commission File No. 001-37867).

4.32	Consent to the Extension of Registration Rights Under the Second Amended and Restated Registration Rights Agreement, dated January 3, 2022, among Dell Technologies Inc. and SL SPV-2 L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Technology Investors V, L.P. (incorporated by reference to Exhibit 4.33 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2022) (Commission File No. 001-37867).

4.33	Consent to the Extension of Registration Rights Under the Second Amended and Restated Registration Rights Agreement, dated March 31, 2022, among Dell Technologies Inc. and SL SPV-2 L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Technology Investors V, L.P. (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2022) (Commission File No. 001-37867).

4.34	Consent to the Extension of Registration Rights Under the Second Amended and Restated Registration Rights Agreement, dated June 28, 2022, among Dell Technologies Inc. and SL SPV-2 L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Technology Investors V, L.P. (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2022) (Commission File No. 001-37867).

Exhibit No.	Description

4.35	Consent to the Extension of Registration Rights Under the Second Amended and Restated Registration Rights Agreement, dated September 22, 2022, among Dell Technologies Inc. and SL SPV-2 L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Technology Investors V, L.P. (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 28, 2022) (Commission File No. 001-37867).

4.36	Consent to the Extension of Registration Rights Under the Second Amended and Restated Registration Rights Agreement, dated January 18, 2022, among Dell Technologies Inc. and SL SPV-2 L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Technology Investors V, L.P. (incorporated by reference to Exhibit 4.36 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2023) (Commission File No. 001-37867).

4.37	Consent to the Extension of Registration Rights Under the Second Amended and Restated Registration Rights Agreement, dated March 30, 2023, among Dell Technologies Inc. and SL SPV-2 L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Technology Investors V, L.P. (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2023) (Commission File No. 001-37867).

4.38	Base Indenture, dated as of January 24, 2023, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 24, 2023) (Commission File No. 001-37867)

4.39	2028 Notes Supplemental Indenture No. 1, dated as of January 24, 2023, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 24, 2023) (Commission File No. 001-37867)

4.40	2033 Notes Supplemental Indenture No. 1, dated as of January 24, 2023, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on January 24, 2023) (Commission File No. 001-37867)

4.41	Form of Global Note for 5.250% Senior Notes due 2028 (included in Exhibit 4.38)

4.42	Form of Global Note for 5.750% Senior Notes due 2033 (included in Exhibit 4.39)

4.43	Amended and Restated Description of Common Stock (incorporated by reference to Exhibit 4.42 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2023) (Commission File No. 001-37867).

5.1*	Opinion of Simpson Thacher & Bartlett LLP

5.2*	Opinion of Holland & Knight LLP

10.1†	Dell Technologies Inc. 2012 Long-Term Incentive Plan (formerly known as Dell Inc. 2012 Long-Term Incentive Plan) as amended and restated as of October 6, 2017 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 3, 2017) (Commission File No. 001-37867).

Exhibit No.	Description

10.2†	Form of Dell Inc. Long-Term Cash Incentive and Retention Award for Fiscal 2016 awards under the Dell Technologies Inc. 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 3 to the Company’s 2016 Form S-4 filed with the Commission on April 11, 2016) (Registration No. 333-208524).

10.3†	Form of Dell Inc. Long-Term Cash Incentive and Retention Award Agreement, under the Dell Technologies Inc. 2012 Long-Term Incentive Plan, between Dell Inc. and each of Jeremy Burton, Howard D. Elias and David I. Goulden (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.4†	Form of Dell Inc. Deferred Cash Replacement Agreement under the Dell Technologies Inc. 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.5†	Dell Inc. Annual Bonus Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2020) (Commission File No. 001-37867).

10.6†	Dell Inc. Special Incentive Bonus Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 3 to the Company’s 2016 Form S-4 filed with the Commission on April 11, 2016) (Registration No. 333-208524).

10.7†	Employment Agreement, dated October 29, 2013, by and among Dell Inc., the Company and Michael S. Dell (incorporated by reference to Exhibit 10.7 to Amendment No. 3 to the Company’s 2016 Form S-4 filed with the Commission on April 11, 2016) (Registration No. 333-208524).

10.8†	Dell Inc. Severance Pay Plan for Executive Employees (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.9†	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement (incorporated by reference to Exhibit 10.16 to Amendment No. 3 to the Company’s 2016 Form S-4 filed with the Commission on April 11, 2016) (Registration No. 333-208524).

10.10†	Form of Dell Technologies Inc. Deferred Cash Award Agreement (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.11	Amended and Restated Master Transaction Agreement among EMC Corporation, Dell Technologies Inc. and VMware, Inc. dated January 9, 2018 (incorporated by reference to Exhibit 10.1 to VMware, Inc.’s Annual Report on Form 10-K for the fiscal year ended February 2, 2018) (Commission File No. 001-33622).

10.12†	Form of Indemnification Agreement between the Company and certain members of its Board of Directors (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 28, 2022) (Commission File No. 001-37867).

10.13†	Form of Indemnification Agreement between EMC Corporation and each of Jeremy Burton, Howard D. Elias and David I. Goulden (incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.14†	Form of Indemnification Agreement between Dell Technologies Inc. and certain of its executive officers (incorporated by reference to Exhibit 10.40 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

Exhibit No.	Description

10.15†	Form of EMC Corporation Deferred Compensation Retirement Plan, as amended and restated, effective as of January 1, 2016 (incorporated by reference to Exhibit 10.41 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.16†	Form of Dell Deferred Compensation Plan, effective as of January 1, 2017 (incorporated by reference to Exhibit 10.42 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017) (Commission File No. 001-37867).

10.17†	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement between Dell Inc. and each of Howard D. Elias and William F. Scannell (incorporated by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2018) (Commission File No. 001-37867).

10.18†	Offer Letter to Howard D. Elias, dated August 12, 2016 (incorporated by reference to Exhibit 10.49 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2018) (Commission File No. 001-37867).

10.19†	Offer Letter to William F. Scannell, dated August 12, 2016 (incorporated by reference to Exhibit 10.51 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2018) (Commission File No. 001-37867).

10.20†	Form of Amended and Restated Stock Option Agreement-Performance Vesting Option for grants to executive officers under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.21†	Form of Amended and Restated Stock Option Agreement-Performance Vesting Option for grants to employees under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.22†	Form of Amended and Restated Stock Option Agreement-Time Vesting Option for grants to executive officers under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.23†	Form of Amended and Restated Stock Option Agreement-Time Vesting Option for grants to employees under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.24†	Form of Amended and Restated Dell Performance Award Agreement for grants to executive officers under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.25†	Form of Amended and Restated Dell Performance Award Agreement for grants to employees under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.26†	Form of Amended and Restated Dell Time Award Agreement for grants to executive officers under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

Exhibit No.	Description

10.27†	Form of Amended and Restated Dell Time Award Agreement for grants to employees under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.28†	Form of Amended and Restated Dell Deferred Time Award Agreement for Non-Employee Directors under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.29†	Form of Amended and Restated Stock Option Agreement for Non-Employee Directors (Annual Grant) under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.30†	Form of Stock Option Agreement for Non-Employee Directors (Sign-On Grant) under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.31†	Form of Amended and Restated Stock Option Agreement for grants to executive officers (Rollover Option) under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the Commission on October 4, 2018) (Registration No. 333-226618).

10.32†	Dell Technologies Inc. 2013 Stock Incentive Plan (as amended and restated as of July 9, 2019) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 11, 2019) (Commission File No. 001-37867).

10.33†	Amended and Restated Dell Technologies Inc. Compensation Program for Independent Non-Employee Directors (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 30, 2020) (Commission File No. 001-37867).

10.34	Letter Agreement, dated as of July 1, 2018, between the Company and VMware, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 2, 2018) (Commission File No. 001-37867).

10.35	Waiver, dated as of November 14, 2018, among the Company and VMware, Inc. (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K/A filed with the Commission on November 15, 2018) (Commission File No. 001-37867).

10.36	MD Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Denali Intermediate Inc., Dell Inc., EMC Corporation, Denali Finance Corp., Dell International L.L.C., Michael S. Dell and the Susan Lieberman Dell Separate Property Trust (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 28, 2018) (Commission File No. 001-37867).

10.37	SLP Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Denali Intermediate Inc., Dell Inc., EMC Corporation, Denali Finance Corp., Dell International L.L.C., Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P. and SLP Denali Co-Invest, L.P. and the other stockholders named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 28, 2018) (Commission File No. 001-37867).

Exhibit No.	Description

10.38	Second Amended and Restated Management Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and the Management Stockholders (as defined therein) (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on December 28, 2018) (Commission File No. 001-37867).

10.39	Amended and Restated Class C Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and Venezio Investments Pte. Ltd. (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Commission on December 28, 2018) (Commission File No. 001-37867).

10.40	Second Amended and Restated Class A Stockholders Agreement, dated as of December 25, 2018, by and among the Company, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and the New Class A Stockholders party thereto (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Commission on December 28, 2018) (Commission File No. 001-37867).

10.41†	Form of Restricted Stock Unit Agreement under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 19, 2019) (Commission File No. 001-37867).

10.42†	Form of Performance-Based Restricted Stock Unit Agreement under the Dell Technologies Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 19, 2019) (Commission File No. 001-37867).

10.43†	Waiver Letter, dated as of April 7, 2020, between Dell Technologies Inc. and Michael S. Dell (incorporated by reference to Exhibit 10.57 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2021) (Commission File No. 001-37867).

10.44	Commercial Framework Agreement, dated as of November 1, 2021, by and between Dell Technologies Inc. and VMware, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 1, 2021) (Commission File No. 001-37867).

10.45†	Dell Technologies Inc. Restricted Stock Unit Agreement with Anthony Charles Whitten (incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2023) (Commission File No. 001-37867).

10.46†	Dell Technologies Inc. 2023 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 22, 2023) (Commission File No. 001-37867).

10.47	Credit Agreement, dated as of November 1, 2021, among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., Dell International L.L.C., as a borrower, EMC Corporation, as a borrower, JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders and other parties from time to time party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 1, 2021) (Commission File No. 001-37867).

Exhibit No.	Description

10.48	First Amendment to the Credit Agreement, dated as of February 8, 2022, among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., Dell International L.L.C., as a borrower, EMC Corporation, as a borrower, JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders and other parties from time to time party thereto (incorporated by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2023) (Commission File No. 001-37867).

10.49	Second Amendment to the Credit Agreement, dated as of November 10, 2022, among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., Dell International L.L.C., as a borrower, EMC Corporation, as a borrower, JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders and other parties from time to time party thereto (incorporated by reference to Exhibit 10.48 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2023) (Commission File No. 001-37867).

21.1	Subsidiaries of Dell Technologies Inc. (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2023) (Commission File No. 001-37867).

22.1	List of Guarantor Subsidiaries and Issuers of Guaranteed Securities (incorporated by reference to Exhibit 22.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2023) (Commission File No. 001-37867).

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Dell Technologies Inc.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.3*	Consent of Holland & Knight LLP (included as part of Exhibit 5.2).

24.1*	Power of Attorney (included in signature pages of this Registration Statement).

25.1*	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. as trustee under the Base Indenture, dated as of December 13, 2021.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

107*	Filing Fee Table.

*	Filed herewith.
†	Management contracts or compensatory plans or arrangements in which directors or executive officers participate.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of August, 2023.

DELL INTERNATIONAL L.L.C.

By: DELL INC., its Sole Member

By:	/s/ Christopher Garcia
	Name:	Christopher Garcia
	Title:	Senior Vice President and Assistant Secretary

Each person whose signature appears below hereby appoints Yvonne McGill, Richard J. Rothberg and Christopher Garcia, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of August, 2023.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Yvonne McGill Yvonne McGill	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of August, 2023.

EMC CORPORATION

By:	/s/ Christopher Garcia
	Name:	Christopher Garcia
	Title:	Senior Vice President and Assistant Secretary

Each person whose signature appears below hereby appoints Yvonne McGill, Richard J. Rothberg and Christopher Garcia, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of August, 2023.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Yvonne McGill Yvonne McGill	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Christopher Garcia Christopher Garcia	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of August, 2023.

DELL INC.

By:	/s/ Christopher Garcia
	Name:	Christopher Garcia
	Title:	Senior Vice President and Assistant Secretary

Each person whose signature appears below hereby appoints Yvonne McGill, Richard J. Rothberg and Christopher Garcia, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of August, 2023.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Yvonne McGill Yvonne McGill	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Christopher Garcia Christopher Garcia	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of August, 2023.

DELL TECHNOLOGIES INC.

By:	/s/ Michael S. Dell
	Name:	Michael S. Dell
	Title:	Chairman and Chief Executive Officer

Each person whose signature appears below hereby appoints Yvonne McGill, Richard J. Rothberg and Christopher Garcia, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of August, 2023.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Yvonne McGill Yvonne McGill	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ David W. Dorman David W. Dorman	Director

/s/ Egon Durban Egon Durban	Director

/s/ David Grain David Grain	Director

/s/ William D. Green William D. Green	Director

/s/ Ellen J. Kullman Ellen J. Kullman	Director

/s/ Simon Patterson Simon Patterson	Director

/s/ Lynn Vojvodich Radakovich Lynn Vojvodich Radakovich	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on the 15th day of August, 2023.

DENALI INTERMEDIATE INC.

By:	/s/ Christopher Garcia
	Name:	Christopher Garcia
	Title:	Senior Vice President and Assistant Secretary

Each person whose signature appears below hereby appoints Yvonne McGill, Richard J. Rothberg and Christopher Garcia, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of August, 2023.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Yvonne McGill Yvonne McGill	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Christopher Garcia Christopher Garcia	Director